                                                                     EXHIBIT 4.1

                            WEST BANCORPORATION, INC.
                              EMPLOYEE SAVINGS AND
                              STOCK OWNERSHIP PLAN

Defined Contribution Plan 8.0

Restated October 1, 2004

                               TABLE OF CONTENTS

INTRODUCTION

ARTICLE I                        FORMAT AND DEFINITIONS

       Section  1.01     -----   Format
       Section  1.02     -----   Definitions

ARTICLE II                       PARTICIPATION

       Section  2.01     -----   Active Participant
       Section  2.02     -----   Inactive Participant
       Section  2.03     -----   Cessation of Participation

ARTICLE III                      CONTRIBUTIONS

       Section  3.01     -----   Employer Contributions
       Section  3.01A    -----   Rollover Contributions
       Section  3.02     -----   Forfeitures
       Section  3.03     -----   Allocation
       Section  3.04     -----   Contribution Limitation
       Section  3.05     -----   Excess Amounts
       Section  3.06     -----   Prohibited Allocations of Qualifying Employer Securities

ARTICLE IV                       INVESTMENT OF CONTRIBUTIONS

       Section  4.01     -----   Investment and Timing of Contributions
       Section  4.02     -----   Investment in Qualifying Employer Securities

ARTICLE V                        BENEFITS

       Section  5.01     -----   Retirement Benefits
       Section  5.02     -----   Death Benefits
       Section  5.03     -----   Vested Benefits
       Section  5.04     -----   When Benefits Start
       Section  5.05     -----   Withdrawal Benefits
       Section  5.06     -----   Distributions Under Qualified Domestic Relations Orders

ARTICLE VI                       DISTRIBUTION OF BENEFITS

       Section  6.01     -----   Automatic Forms of Distribution
       Section  6.02     -----   Optional Forms of Distribution
       Section  6.03     -----   Election Procedures
       Section  6.04     -----   Notice Requirements
       Section  6.05     -----   Forms of Distribution from ESOP Elective Deferral, Matching and Discretionary
                                 Contribution Accounts
       Section  6.05     -----   Put Option

ARTICLE VII                      DISTRIBUTION REQUIREMENTS

       Section  7.01     -----   Application
       Section  7.02     -----   Definitions
       Section  7.03     -----   Distribution Requirements
       Section  7.04     -----   Transitional Rule

ARTICLE VIII                     TERMINATION OF THE PLAN

ARTICLE IX                       ADMINISTRATION OF THE PLAN

       Section  9.01     -----   Administration
       Section  9.02     -----   Expenses
       Section  9.03     -----   Records
       Section  9.04     -----   Information Available
       Section  9.05     -----   Claim and Appeal Procedures
       Section  9.06     -----   Delegation of Authority
       Section  9.07     -----   Exercise of Discretionary Authority
       Section  9.08     -----   Transaction Processing
       Section  9.09     -----   Voting and Tender of Qualifying Employer Securities

ARTICLE X                        GENERAL PROVISIONS

       Section 10.01     -----   Amendments
       Section 10.02     -----   Direct Rollovers
       Section 10.03     -----   Mergers and Direct Transfers
       Section 10.04     -----   Provisions Relating to the Insurer and Other Parties
       Section 10.05     -----   Employment Status
       Section 10.06     -----   Rights to Plan Assets
       Section 10.07     -----   Beneficiary
       Section 10.08     -----   Nonalienation of Benefits
       Section 10.09     -----   Construction
       Section 10.10     -----   Legal Actions
       Section 10.11     -----   Small Amounts
       Section 10.12     -----   Word Usage
       Section 10.13     -----   Change in Service Method
       Section 10.14     -----   Military Service

ARTICLE XI                       TOP-HEAVY PLAN REQUIREMENTS

       Section 11.01     -----   Application
       Section 11.02     -----   Definitions
       Section 11.03     -----   Modification of Vesting Requirements
       Section 11.04     -----   Modification of Contributions

PLAN EXECUTION

                                  INTRODUCTION

      The Primary Employer previously established a 401(k) savings plan on January 1, 1965.

      The Primary Employer is of the opinion that the plan should be changed. It believes that the best means to accomplish these changes is to completely restate the plan's terms, provisions and conditions. The restatement, effective October 1, 2004, is set forth in this document and is substituted in lieu of the prior document with the exception of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA) good faith compliance amendment and any model amendment. Such amendment(s) shall continue to apply to this restated plan until such provisions are integrated into the plan or such amendment(s) are superseded by another amendment.

      The restated plan continues to be for the exclusive benefit of employees of the Employer. All persons covered under the plan on September 30, 2004, shall continue to be covered under the restated plan with no loss of benefits.

      It is intended that the Plan, as restated, shall consist of two components. One component is intended to qualify as a qualified stock bonus plan under Code Section 401(a), as an employee stock ownership plan under Code
Section 4975(e)(7) and includes a qualified cash or deferred arrangement under Code Section 401(k). This component includes elective deferral contributions, matching contributions and discretionary contributions invested in company stock. The other component is intended to qualify as a profit sharing plan under Code Section 401(a). The profit sharing component also includes a qualified cash or deferred arrangement under Code Section 401(k). This component includes elective deferral contributions, matching contributions and discretionary contributions. The Plan provides for participant-directed investments and is intended to comply with ERISA Section 404(c). The underlying Trust is intended to be exempt from taxation under Code Section 501.

      The purpose of this Plan is to offer Participants a systematic program for accumulation of retirement and savings income, as well as a means to obtaining beneficial interest of ownership in company stock. The ESOP component of the Plan is intended to exclusively invest in common stock of the Employer.

                                    ARTICLE I

                             FORMAT AND DEFINITIONS

SECTION 1.01--FORMAT.

      Words and phrases defined in the DEFINITIONS SECTION of Article I shall have that defined meaning when used in this Plan, unless the context clearly indicates otherwise.

      These words and phrases have an initial capital letter to aid in identifying them as defined terms.

SECTION 1.02--DEFINITIONS.

      ACCOUNT means, for a Participant, his share of the Plan Fund. Separate accounting records are kept for those parts of his Account that result from:

      (a)   Elective Deferral Contributions

      (b)   ESOP Elective Deferral Contributions

      (c)   Matching Contributions

      (d) ESOP Matching Contributions (other than cash dividends paid on Qualifying Employer Securities and initially reinvested in Qualifying Employer Securities at the election of the Participant).

      (e)   Other Employer Contributions

      (f) ESOP Other Employer Contributions (other than cash dividends paid on Qualifying Employer Securities and initially reinvested in Qualifying Employer Securities at the election of the Participant.)

      (g)   Qualified Nonelective Contributions

      (h)   Rollover Contributions

      (i)   Diversification Amounts

      (j) Cash dividends paid on shares of Qualifying Employer Securities credited to the account maintained to reflect ESOP Elective Deferral, ESOP Matching and ESOP Employer Other Contributions (with a separate dividend source account for each such type of contribution) that are initially reinvested in Qualifying Employer Securities at the election of the Participant.

      If the Participant's Vesting Percentage is less than 100% as to any of the Employer Contributions, a separate accounting record will be kept for any part of his Account resulting from such Employer Contributions and, if there has been a prior Forfeiture Date, from such Contributions made before a prior Forfeiture Date.

      A Participant's Account shall be reduced by any distribution of his Vested Account and by any Forfeitures. A Participant's Account shall participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund. His Account is subject to any minimum guarantees applicable under the Annuity Contract or other investment arrangement and to any expenses associated therewith.

      If a Participant makes a diversification election under Section 4.02(b), such amount shall be credited to a Diversification Account, which is maintained under the non-ESOP component of the Plan.

      Accounts and subaccounts, in addition to those specified above, may also be maintained if considered appropriate in the administration of the Plan.

      ACCRUAL COMPUTATION PERIOD means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1965.

      ACP TEST means the nondiscrimination test described in Code Section 401(m)(2) as provided for in subparagraph (d) of the EXCESS AMOUNTS SECTION of Article III.

      ACTIVE PARTICIPANT means an Eligible Employee who is actively participating in the Plan according to the provisions in the ACTIVE PARTICIPANT SECTION of Article II.

      ADP TEST means the nondiscrimination test described in Code Section 401(k)(3) as provided for in subparagraph (c) of the EXCESS AMOUNTS SECTION of Article III.

      AFFILIATED SERVICE GROUP means any group of corporations, partnerships or other organizations of which the Employer is a part and which is affiliated within the meaning of Code Section 414(m) and regulations thereunder. Such a group includes at least two organizations one of which is either a service organization (that is, an organization the principal business of which is performing services), or an organization the principal business of which is performing management functions on a regular and continuing basis. Such service is of a type historically performed by employees. In the case of a management organization, the Affiliated Service Group shall include organizations related, within the meaning of Code Section 144(a)(3), to either the management organization or the organization for which it performs management functions. The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group.

      ALTERNATE PAYEE means any spouse, former spouse, child, or other dependent of a Participant who is recognized by a qualified domestic relations order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

      ANNUAL COMPENSATION means, for a Plan Year, the Employee's Compensation for the Compensation Year ending with or within the consecutive 12-month period ending on the last day of the Plan Year.

      Annual Compensation shall only include Compensation received while an Active Participant for purposes of Employer Contributions other than Elective Deferral Contributions.

      ANNUITY CONTRACT means the annuity contract or contracts into which the Trustee enters with the Insurer for guaranteed benefits, for the investment of Contributions in separate accounts, and for the payment of benefits under this Plan. The term Annuity Contract as it is used in this Plan shall include the plural unless the context clearly indicates the singular is meant.

      ANNUITY STARTING DATE means, for a Participant, the first day of the first period for which an amount is payable as an annuity or any other form.

      BENEFICIARY means the person or persons named by a Participant to receive any benefits under the Plan when the Participant dies. See the BENEFICIARY SECTION of Article X.

      CLAIMANT means any person who makes a claim for benefits under this Plan. See the CLAIM AND APPEAL PROCEDURES SECTION of Article IX.

      CODE means the Internal Revenue Code of 1986, as amended.

      COMPENSATION means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III and Article XI, the total earnings, except as modified in this definition, paid or made available to an Employee by the Employer during any specified period.

      "Earnings" in this definition means wages within the meaning of Code
      Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Earnings must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

      For any Self-employed Individual, Compensation means Earned Income.

      Compensation shall exclude the following:

            bonuses
            commissions

      For purposes of the EXCESS AMOUNTS SECTION of Article III, Compensation shall not exclude those items listed above unless such Compensation is nondiscriminatory in accordance with the regulations under Code Section 414(s).

      Compensation shall also include elective contributions. For this purpose, elective contributions are amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code Section 125, 402(e)(3), 402(h)(1)(B), or 403(b). Elective contributions also include compensation deferred under a Code Section 457 plan maintained by the Employer and employee contributions "picked up" by a governmental entity and, pursuant to Code
      Section 414(h)(2), treated as Employer contributions. For years beginning after December 31, 1997, elective contributions shall also include amounts contributed by the Employer pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Code
      Section 132(f)(4).

      For purposes of the EXCESS AMOUNTS SECTION of Article III, the Employer may elect to use an alternative nondiscriminatory definition of Compensation in accordance with the regulations under Code Section 414(s).

      For Plan Years beginning on or after January 1, 1994, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $150,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

      If a determination period consists of fewer than 12 months, the annual limit is an amount equal to the otherwise applicable annual limit multiplied by a fraction. The numerator of the fraction is the number of months in the short determination period, and the denominator of the fraction is 12.

      If Compensation for any prior determination period is taken into account in determining a Participant's contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 1994, the annual compensation limit in effect for determination periods beginning before that date is $150,000.

      Compensation means, for a Leased Employee, Compensation for the services the Leased Employee performs for the Employer, determined in the same manner as the Compensation of Employees who are not Leased Employees, regardless of whether such Compensation is received directly from the Employer or from the leasing organization.

      COMPENSATION YEAR means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding periods before January 1, 1965.

      CONTINGENT ANNUITANT means an individual named by the Participant to receive a lifetime benefit after the Participant's death in accordance with a survivorship life annuity.

      CONTRIBUTIONS means

            Elective Deferral Contributions
            ESOP Elective Deferral Contributions
            Matching Contributions
            ESOP Matching Contributions
            Qualified Nonelective Contributions
            Discretionary Contributions
            ESOP Discretionary Contributions
            Rollover Contributions

      as set out in Article III, unless the context clearly indicates only specific contributions are meant.

      CONTROLLED GROUP means any group of corporations, trades, or businesses of which the Employer is a part that are under common control. A Controlled Group includes any group of corporations, trades, or businesses, whether or not incorporated, which is either a parent-subsidiary group, a brother-sister group, or a combined group within the meaning of Code
      Section 414(b), Code Section 414(c) and regulations thereunder and, for purposes of determining contribution limitations under the CONTRIBUTION LIMITATION SECTION of Article III, as modified by Code Section 415(h) and, for the purpose of identifying Leased Employees, as modified by Code
      Section 144(a)(3). The term Controlled Group, as it is used in this Plan, shall include the term Affiliated Service Group and any other employer required to be aggregated with the Employer under Code Section 414(o) and the regulations thereunder.

      DIRECT ROLLOVER means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

      DISCRETIONARY CONTRIBUTIONS means discretionary contributions made by the Employer to fund this Plan. See the EMPLOYER CONTRIBUTIONS SECTION of
      Article III.

      DISTRIBUTEE means an Employee or former Employee. In addition, the Employee's (or former Employee's) surviving spouse and the Employee's (or former Employee's) spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are Distributees with regard to the interest of the spouse or former spouse.

      EARNED INCOME means, for a Self-employed Individual, net earnings from self-employment in the trade or business for which this Plan is established if such Self-employed Individual's personal services are a material income producing factor for that trade or business. Net earnings shall be determined without regard to items not included in gross income and the deductions properly allocable to or chargeable against such items. Net earnings shall be reduced for the employer contributions to the Employer's qualified retirement plan(s) to the extent deductible under Code Section 404.

      Net earnings shall be determined with regard to the deduction allowed to the Employer by Code Section 164(f) for taxable years beginning after December 31, 1989.

      ELECTIVE DEFERRAL CONTRIBUTIONS means contributions made by the Employer to fund this Plan in accordance with elective deferral agreements between Eligible Employees and the Employer.

      Elective deferral agreements shall be made, changed, or terminated according to the provisions of the EMPLOYER CONTRIBUTIONS SECTION of
      Article III.

      Elective Deferral Contributions shall be 100% vested and subject to the distribution restrictions of Code Section 401(k) when made. See the WHEN BENEFITS START SECTION of Article V.

      ELIGIBILITY BREAK IN SERVICE means an Eligibility Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs an Eligibility Break in Service on the last day of an Eligibility Computation Period in which he has an Eligibility Break in Service.

      ELIGIBILITY COMPUTATION PERIOD means a consecutive 12-month period. The first Eligibility Computation Period begins on an Employee's Employment Commencement Date. Later Eligibility Computation Periods begin on anniversaries of his Employment Commencement Date.

      To determine an Eligibility Computation Period after an Eligibility Break in Service, the Plan shall use the consecutive 12-month period beginning on an Employee's Reemployment Commencement Date as if his Reemployment Commencement Date were his Employment Commencement Date.

      ELIGIBILITY SERVICE means, for purposes of Contributions other than Elective Deferral Contributions, one year of service for each Eligibility Computation Period that has ended and in which an Employee is credited with at least 1,000 Hours-of-Service.

      ELIGIBILITY SERVICE means, for purposes of Elective Deferral Contributions, an Employee's Period of Service. Eligibility Service shall be measured from his Employment Commencement Date to his most recent Severance Date. Eligibility Service shall be reduced by any Period of Severance that occurred prior to his most recent Severance Date, unless such Period of Severance is included under the service spanning rule below. This period of Eligibility Service shall be expressed as months (on the basis that 30 days equal one month).

      However, Eligibility Service is modified as follows:

      Period of Military Duty included:

            A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

      Period of Severance included (service spanning rule):

            A Period of Severance shall be deemed to be a Period of Service under either of the following conditions:

            (a) the Period of Severance immediately follows a period during which an Employee is not absent from work and ends within 12 months; or

            (b) the Period of Severance immediately follows a period during which an Employee is absent from work for any reason other than quitting, being discharged, or retiring (such as a leave of absence or layoff) and ends within 12 months of the date he was first absent.

      Controlled Group service included:

            An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

      ELIGIBLE EMPLOYEE means any Employee of the Employer.

      ELIGIBLE RETIREMENT PLAN means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code
      Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a), that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

      ELIGIBLE ROLLOVER DISTRIBUTION means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any hardship distribution described in Code Section 401(k)(2)(B)(i)(IV) received after December 31, 1998; (iv) the portion of any other distribution(s) that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and (v) any other distribution(s) that is reasonably expected to total less than $200 during a year.

      EMPLOYEE means an individual who is employed by the Employer or any other employer required to be aggregated with the Employer under Code Sections 414(b), (c), (m), or (o). A Controlled Group member is required to be aggregated with the Employer.

      The term Employee shall include any Self-employed Individual treated as an employee of any employer described in the preceding paragraph as provided in Code Section 401(c)(1). The term Employee shall also include any Leased Employee deemed to be an employee of any employer described in the preceding paragraph as provided in Code Section 414(n) or (o).

      EMPLOYER means, except for purposes of the CONTRIBUTION LIMITATION SECTION of Article III, the Primary Employer, and any Controlled Group Member which has adopted the Plan with consent from the Primary Employer. This will also include any successor corporation or firm of the Employer which shall, by written agreement, assume the obligations of this Plan or any Predecessor Employer which maintained this Plan.

      EMPLOYER CONTRIBUTIONS means
            Elective Deferral Contributions
            ESOP Elective Deferral Contributions
            Matching Contributions
            ESOP Matching Contributions
            Qualified Nonelective Contributions
            Discretionary Contributions
            ESOP Discretionary Contributions

      as set out in Article III and contributions made by the Employer to fund this Plan in accordance with the provisions of the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI, unless the context clearly indicates only specific contributions are meant.

      ESOP DISCRETIONARY CONTRIBUTIONS means Discretionary Contributions contributed by the Employer or a Controlled Group Member in the form of Qualifying Employer Securities, designated by the Employer to be invested in Qualifying Employer Securities or designated to repay any outstanding Exempt Loan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

      ESOP ELECTIVE DEFERRAL CONTRIBUTIONS means contributions made by the Employer in accordance with elective deferral agreements between Eligible Employees and the Employer in the form of Qualifying Employer Securities or designated by the Employer to be invested in Qualifying Employer Securities. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

      ESOP MATCHING CONTRIBUTIONS means Matching Contributions contributed by the Employer in the form of Qualifying Employer Securities, designated by the Employer to be invested in Qualifying Employer Securities or designated to repay any outstanding Exempt Loan. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

      EMPLOYMENT COMMENCEMENT DATE means the date an Employee first performs an Hour-of-Service.

      ENTRY DATE means the date an Employee first enters the Plan as an Active Participant. See the ACTIVE PARTICIPANT SECTION of Article II.

      ERISA means the Employee Retirement Income Security Act of 1974, as amended.

      EXEMPT LOAN means a loan or other extension of credit to the Plan to enable the Plan to acquire shares of Qualifying Employer Securities, or to refinance a prior Exempt Loan.

      FISCAL YEAR means the Primary Employer's taxable year. The last day of the Fiscal Year is December 31.

      FORFEITURE means the part, if any, of a Participant's Account that is forfeited. See the FORFEITURES SECTION of Article III.

      FORFEITURE DATE means, as to a Participant, the date the Participant incurs five consecutive Vesting Breaks in Service.

      HIGHLY COMPENSATED EMPLOYEE means any Employee who:

      (a) was a 5-percent owner at any time during the year or the preceding year, or

      (b) for the preceding year had compensation from the Employer in excess of $80,000 and, if the Employer so elects, was in the top-paid group for the preceding year. The $80,000 amount is adjusted at the same time and in the same manner as under Code Section 415(d), except that the base period is the calendar quarter ending September 30, 1996.

      For this purpose the applicable year of the plan for which a determination is being made is called a determination year and the preceding 12-month period is called a look-back year. If the Employer makes a calendar year data election, the look-back year shall be the calendar year beginning with or within the look-back year. The Plan may not use such election to determine whether Employees are Highly Compensated Employees on account of being a 5-percent owner.

      In determining who is a Highly Compensated Employee, the Employer does not make a top-paid group election. In determining who is a Highly Compensated Employee, the Employer does not make a calendar year data election.

      Calendar year data elections and top-paid group elections, once made, apply for all subsequent years unless changed by the Employer. If the Employer makes one election, the Employer is not required to make the other. If both elections are made, the look-back year in determining the top-paid group must be the calendar year beginning with or within the look-back year. These elections must apply consistently to the determination years of all plans maintained by the Employer which reference the highly compensated employee definition in Code Section 414(q), except as provided in Internal Revenue Service Notice 97-45 (or superseding guidance). The consistency requirement will not apply to determination years beginning with or within the 1997 calendar year, and for determination years beginning on or after January 1, 1998 and before January 1, 2000, satisfaction of the consistency requirement is determined without regard to any nonretirement plans of the Employer.

      The determination of who is a highly compensated former Employee is based on the rules applicable to determining Highly Compensated Employee status as in effect for that determination year, in accordance with section 1.414(q)-1T, A-4 of the temporary Income Tax Regulations and Internal Revenue Service Notice 97-45.

      In determining whether an Employee is a Highly Compensated Employee for years beginning in 1997, the amendments to Code Section 414(q) stated above are treated as having been in effect for years beginning in 1996.

      The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the compensation that is considered, and the identity of the 5-percent owners, shall be made in accordance with Code Section 414(q) and the regulations thereunder.

      HOUR-OF-SERVICE means, for the elapsed time method of crediting service in this Plan, each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer. Hour-of-Service means, for the hours method of crediting service in this Plan, the following:

      (a) Each hour for which an Employee is paid, or entitled to payment, for performing duties for the Employer during the applicable computation period.

      (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer because of a period of time in which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. Notwithstanding the preceding provisions of this subparagraph (b), no credit will be given to the Employee:

            (1) for more than 501 Hours-of-Service under this subparagraph (b) because of any single continuous period in which the Employee performs no duties (whether or not such period occurs in a single computation period); or

            (2) for an Hour-of-Service for which the Employee is directly or indirectly paid, or entitled to payment, because of a period in which no duties are performed if such payment is made or due under a plan maintained solely for the purpose of complying with applicable worker's or workmen's compensation, or unemployment compensation, or disability insurance laws; or

            (3) for an Hour-of-Service for a payment which solely reimburses the Employee for medical or medically related expenses incurred by him.

            For purposes of this subparagraph (b), a payment shall be deemed to be made by, or due from the Employer, regardless of whether such payment is made by, or due from the Employer, directly or indirectly through, among others, a trust fund or insurer, to which the Employer contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular employees or are on behalf of a group of employees in the aggregate.

      (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same Hours-of-Service shall not be credited both under subparagraph (a) or subparagraph (b) above (as the case may be) and under this subparagraph (c). Crediting of Hours-of-Service for back pay awarded or agreed to with respect to periods described in subparagraph (b) above will be subject to the limitations set forth in that subparagraph.

      The crediting of Hours-of-Service above shall be applied under the rules of paragraphs (b) and (c) of the Department of Labor Regulation 2530.200b-2 (including any interpretations or opinions implementing such rules); which rules, by this reference, are specifically incorporated in full within this Plan. The reference to paragraph (b) applies to the special rule for determining hours of service for reasons other than the performance of duties such as payments calculated (or not calculated) on the basis of units of time and the rule against double credit. The reference to paragraph (c) applies to the crediting of hours of service to computation periods.

      Hours-of-Service shall be credited for employment with any other employer required to be aggregated with the Employer under Code Sections 414(b),
      (c), (m), or (o) and the regulations thereunder for purposes of eligibility and vesting. Hours-of-Service shall also be credited for any individual who is considered an employee for purposes of this Plan pursuant to Code Section 414(n) or (o) and the regulations thereunder.

      Solely for purposes of determining whether a one-year break in service has occurred for eligibility or vesting purposes, during a Parental Absence an Employee shall be credited with the Hours-of-Service which otherwise would normally have been credited to the Employee but for such absence, or in any case in which such hours cannot be determined, eight Hours-of-Service per day of such absence. The Hours-of-Service credited under this paragraph shall be credited in the computation period in which the absence begins if the crediting is necessary to prevent a break in service in that period; or in all other cases, in the following computation period.

      INACTIVE PARTICIPANT means a former Active Participant who has an Account. See the INACTIVE PARTICIPANT SECTION of Article II.

      INSURER means Principal Life Insurance Company and any other insurance company or companies named by the Trustee or Primary Employer.

      INVESTMENT FUND means the total of Plan assets, excluding the guaranteed benefit policy portion of any Annuity Contract and excluding any Unallocated Reserve. All or a portion of these assets may be held under the Trust Agreement.

      The Investment Fund shall be valued at current fair market value as of the Valuation Date. The valuation shall take into consideration investment earnings credited, expenses charged, payments made, and changes in the values of the assets held in the Investment Fund.

      The Investment Fund shall be allocated at all times to Participants, except as otherwise expressly provided in the Plan. The Account of a Participant shall be credited with its share of the gains and losses of the Investment Fund. That part of a Participant's Account invested in a funding arrangement which establishes one or more accounts or investment vehicles for such Participant thereunder shall be credited with the gain or loss from such accounts or investment vehicles. The part of a Participant's Account which is invested in other funding arrangements shall be credited with a proportionate share of the gain or loss of such investments. The share shall be determined by multiplying the gain or loss of the investment by the ratio of the part of the Participant's Account invested in such funding arrangement to the total of the Investment Fund invested in such funding arrangement.

      INVESTMENT MANAGER means any fiduciary (other than a trustee or Named Fiduciary)

      (a) who has the power to manage, acquire, or dispose of any assets of the Plan;

      (b) who (i) is registered as an investment adviser under the Investment Advisers Act of 1940; (ii) is not registered as an investment adviser under such Act by reason of paragraph (1) of section 203A(a) of such Act, is registered as an investment adviser under the laws of the state (referred to in such paragraph (1)) in which it maintains its principal office and place of business, and, at the time it last filed the registration form most recently filed by it with such state in order to maintain its registration under the laws of such state, also filed a copy of such form with the Secretary of Labor, (iii) is a bank, as defined in that Act; or (iv) is an insurance company qualified to perform services described in subparagraph (a) above under the laws of more than one state; and

      (c) who has acknowledged in writing being a fiduciary with respect to the Plan.

      LATE RETIREMENT DATE means the first day which is after a Participant's Normal Retirement Date and on which retirement benefits begin. If a Participant continues to work for the Employer after his Normal Retirement Date, his Late Retirement Date shall be the earliest day on or after the date he ceases to be an Employee. An earlier or a later Retirement Date may apply if the Participant so elects. An earlier Retirement Date may apply if the Participant is age 70 1/2. See the WHEN BENEFITS START SECTION of Article V.

      LEASED EMPLOYEE means any person (other than an employee of the recipient) who, pursuant to an agreement between the recipient and any other person ("leasing organization"), has performed services for the recipient (or for the recipient and related persons determined in accordance with Code
      Section 414(n)(6)) on a substantially full time basis for a period of at least one year, and such services are performed under primary direction or control by the recipient. Contributions or benefits provided by the leasing organization to a Leased Employee, which are attributable to service performed for the recipient employer, shall be treated as provided by the recipient employer.

      A Leased Employee shall not be considered an employee of the recipient if:

      (a)   such employee is covered by a money purchase pension plan providing
            (i) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in Code Section 415(c)(3), but for years beginning before January 1, 1998, including amounts contributed pursuant to a salary reduction agreement which are excludible from the employee's gross income under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), (ii) immediate participation, and (iii) full and immediate vesting, and

      (b) Leased Employees do not constitute more than 20 percent of the recipient's nonhighly compensated work force.

      MATCHING CONTRIBUTIONS means contributions made by the Employer to fund this Plan which are contingent on a Participant's Elective Deferral Contributions. See the EMPLOYER CONTRIBUTIONS SECTION of Article III.

      MONTHLY DATE means each Yearly Date and the same day of each following month during the Plan Year beginning on such Yearly Date.

      NAMED FIDUCIARY means the person or persons who have authority to control and manage the operation and administration of the Plan.

      The Named Fiduciary is the Employer.

      NONHIGHLY COMPENSATED EMPLOYEE means an Employee of the Employer who is not a Highly Compensated Employee.

      NONVESTED ACCOUNT means the excess, if any, of a Participant's Account over his Vested Account.

      NORMAL RETIREMENT AGE means the age at which the Participant's normal retirement benefit becomes nonforfeitable if he is an Employee. A Participant's Normal Retirement Age is 65.

      NORMAL RETIREMENT DATE means the earliest day on or after the date the Participant reaches his Normal Retirement Age. Unless otherwise provided in this Plan, a Participant's retirement benefits shall begin on a Participant's Normal Retirement Date if he has ceased to be an Employee on such date and has a Vested Account. Even if the Participant is an Employee on his Normal Retirement Date, he may choose to have his retirement benefit begin on such date. See the WHEN BENEFITS START SECTION of Article V.

      OWNER-EMPLOYEE means a Self-employed Individual who, in the case of a sole proprietorship, owns the entire interest in the unincorporated trade or business for which this Plan is established. If this Plan is established for a partnership, an Owner-employee means a Self-employed Individual who owns more than 10 percent of either the capital interest or profits interest in such partnership.

      PARENTAL ABSENCE means an Employee's absence from work:

      (a)   by reason of pregnancy of the Employee,

      (b)   by reason of birth of a child of the Employee,

      (c) by reason of the placement of a child with the Employee in connection with adoption of such child by such Employee, or

      (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

      PARTICIPANT means either an Active Participant or an Inactive Participant.

      PERIOD OF MILITARY DUTY means, for an Employee

      (a)   who served as a member of the armed forces of the United States, and

      (b) who was reemployed by the Employer at a time when the Employee had a right to reemployment in accordance with seniority rights as protected under Chapter 43 of Title 38 of the U. S. Code,

      the period of time from the date the Employee was first absent from active work for the Employer because of such military duty to the date the Employee was reemployed.

      PERIOD OF SERVICE means a period of time beginning on an Employee's Employment Commencement Date or Reemployment Commencement Date (whichever applies) and ending on his Severance Date.

      PERIOD OF SEVERANCE means a period of time beginning on an Employee's Severance Date and ending on the date he again performs an Hour-of-Service.

      A one-year Period of Severance means a Period of Severance of 12 consecutive months.

      Solely for purposes of determining whether a one-year Period of Severance has occurred for eligibility or vesting purposes, the consecutive 12-month period beginning on the first anniversary of the first date of a Parental Absence shall not be a one-year Period of Severance.

      PLAN means the retirement and savings plan of the Employer set forth in this document, including any later amendments to it. The portion of the Plan that consists of the Qualifying Employer Securities Fund is a stock bonus and employee stock ownership plan within the meaning of Code Section 4975(e)(7). The remaining portion of the Plan is a profit sharing plan with a qualified cash or deferred arrangement under Code Section 401(k).

      PLAN ADMINISTRATOR means the person or persons who administer the Plan.

      The Plan Administrator is the Employer.

      PLAN FUND means the total of the Investment Fund and the guaranteed benefit policy portion of any Annuity Contract and any Unallocated Reserve. The Investment Fund shall be valued as stated in its definition. The guaranteed benefit policy portion of any Annuity Contract shall be determined in accordance with the terms of the Annuity Contract and, to the extent that such Annuity Contract allocates contract values to Participants, allocated to Participants in accordance with its terms. The total value of all amounts held under the Plan Fund shall equal the value of the aggregate Participants' Accounts under the Plan.

      PLAN YEAR means a period beginning on a Yearly Date and ending on the day before the next Yearly Date.

      PREDECESSOR EMPLOYER means a firm of which the Employer was once a part (e.g., due to a spinoff or change of corporate status) or a firm absorbed by the Employer because of a merger or acquisition (stock or asset, including a division or an operation of such company).

      PRIMARY EMPLOYER means West Bancorporation, Inc. Prior to this restatement effective October 1, 2004, West Des Moines State Bank was the Primary Employer of the Plan, of which West Bancorporation, Inc. has now taken sponsorship of such Plan.

      QUALIFIED NONELECTIVE CONTRIBUTIONS means contributions made by the Employer to fund this Plan (other than Elective Deferral Contributions) which are 100% vested and subject to the distribution restrictions of Code
      Section 401(k) when made. See the EMPLOYER CONTRIBUTIONS SECTION of
      Article III and the WHEN BENEFITS START SECTION of Article V.

      QUALIFYING EMPLOYER SECURITIES means any security which is issued by the Employer or any Controlled Group member and which meets the requirements of Code Section 409(l) and ERISA Section 407(d)(5). This shall also include any securities that satisfied the requirements of the definition when these securities were assigned to the Plan.

      QUALIFYING EMPLOYER SECURITIES FUND means that part of the assets of the Trust Fund that are designated to be held primarily or exclusively in Qualifying Employer Securities for the purpose of providing benefits for Participants.

      QUARTERLY DATE means each Yearly Date and the third, sixth, and ninth Monthly Date after each Yearly Date which is within the same Plan Year.

      REEMPLOYMENT COMMENCEMENT DATE means the date an Employee first performs an Hour-of-Service following

      (a) an Eligibility Break in Service, for the hours method of crediting service in this Plan, or

      (b) a Period of Severance, for the elapsed time method of crediting service in this Plan.

      REENTRY DATE means the date a former Active Participant reenters the Plan. See the ACTIVE PARTICIPANT SECTION of Article II.

      RETIREMENT DATE means the date a retirement benefit will begin and is a Participant's Normal or Late Retirement Date, as the case may be.

      ROLLOVER CONTRIBUTIONS means the Rollover Contributions which are made by an Eligible Employee or an Inactive Participant according to the provisions of the ROLLOVER CONTRIBUTIONS SECTION of Article III.

      SELF-EMPLOYED INDIVIDUAL means, with respect to any Fiscal Year, an individual who has Earned Income for the Fiscal Year (or who would have Earned Income but for the fact the trade or business for which this Plan is established did not have net profits for such Fiscal Year).

      SEVERANCE DATE means the earlier of:

      (a) the date on which an Employee quits, retires, dies, or is discharged, or

      (b) the first anniversary of the date an Employee begins a one-year absence from service (with or without pay). This absence may be the result of any combination of vacation, holiday, sickness, disability, leave of absence or layoff.

      Solely to determine whether a one-year Period of Severance has occurred for eligibility or vesting purposes for an Employee who is absent from service beyond the first anniversary of the first day of a Parental Absence,

      Severance Date is the second anniversary of the first day of the Parental Absence. The period between the first and second anniversaries of the first day of the Parental Absence is not a Period of Service and is not a Period of Severance.

      TOTALLY AND PERMANENTLY DISABLED means the Participant, because of a physical or mental disability, will be unable to perform the duties of his customary position of employment (or is unable to engage in any substantial gainful activity) for an indefinite period which the Plan Administrator considers will be of long continued duration. A Participant also is disabled if he incurs the permanent loss or loss of use of a member or function of the body, or is permanently disfigured, and incurs a Separation from Service. A Participant is disabled on the date the Plan Administrator determines the Participant satisfies the definition of Totally and Permanently Disabled. The Plan Administrator may require a Participant to submit to a physical examination in order to confirm Totally and Permanently Disabled. The Plan Administrator will apply this definition in a nondiscriminatory, consistent and uniform manner.

      TRUST AGREEMENT means an agreement or agreements of trust between the Primary Employer and Trustee established for the purpose of holding and distributing the Trust Fund under the provisions of the Plan. The Trust Agreement may provide for the investment of all or any portion of the Trust Fund in the Annuity Contract or any other investment arrangement.

      TRUST FUND means the total funds held under an applicable Trust Agreement. The term Trust Fund when used within a Trust Agreement shall mean only the funds held under that Trust Agreement.

      TRUSTEE means the party or parties named in the applicable Trust Agreement. The term Trustee as it is used in this Plan is deemed to include the plural unless the context clearly indicates the singular is meant.

      UNALLOCATED RESERVE means the portion of the Trust Fund that consists of the proceeds of an Exempt Loan, the shares of Qualifying Employer Securities that were acquired with the proceeds of an Exempt Loan and that have not yet been allocated to Participant Accounts, the dividends and other investment earnings on the assets held in the Unallocated Reserve, and the proceeds from any sale of shares of Qualifying Employer Securities held in the Unallocated Reserve.

      VALUATION DATE means the date on which the value of the assets of the Investment Fund is determined. The value of each Account which is maintained under this Plan shall be determined on the Valuation Date. In each Plan Year, the Valuation Date shall be the last day of the Plan Year. At the discretion of the Plan Administrator, Trustee, or Insurer (whichever applies), assets of the Investment Fund may be valued more frequently. These dates shall also be Valuation Dates.

      VESTED ACCOUNT means the vested part of a Participant's Account. The Participant's Vested Account is determined as follows.

      If the Participant's Vesting Percentage is 100%, his Vested Account equals his Account.

      If the Participant's Vesting Percentage is less than 100%, his Vested Account equals the sum of (a), (b) and (c) below:

      (a) The part of the Participant's Account that results from Employer Contributions made before a prior Forfeiture Date and all other Contributions which were 100% vested when made.

      (b) The part of the Participant's Account that results from cash dividends paid on shares of Qualifying Employer Securities credited to the source account for ESOP Elective Deferral Contributions, ESOP

            Matching Contributions, or ESOP Discretionary Contributions that are initially reinvested in Qualifying Employer Securities at the election of the Participant.

      (c)   The balance of the Participant's Account in excess of the amount in
            (a) above multiplied by his Vesting Percentage.

      If the Participant has withdrawn any part of his Account resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above, the amount determined under this subparagraph (b) shall be equal to P(AB + D) - D as defined below:

      P     The Participant's Vesting Percentage.

      AB    The balance of the Participant's Account in excess of the amount in
            (a) above.

      D The amount of the withdrawal resulting from Employer Contributions, other than the vested Employer Contributions included in (a) above.

      The Participant's Vested Account is nonforfeitable.

      VESTING BREAK IN SERVICE means a Vesting Computation Period in which an Employee is credited with 500 or fewer Hours-of-Service. An Employee incurs a Vesting Break in Service on the last day of a Vesting Computation Period in which he has a Vesting Break in Service.

      VESTING COMPUTATION PERIOD means a consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1965.

      VESTING PERCENTAGE means the percentage used to determine the nonforfeitable portion of a Participant's Account attributable to Employer Contributions which were not 100% vested when made.

      A Participant's Vesting Percentage is shown in the following schedule opposite the number of whole years of his Vesting Service.

VESTING SERVICE                           VESTING
 (whole years)                           PERCENTAGE
Less than 1                                  0
     1                                      10
     2                                      20
     3                                      40
     4                                      60
     5                                      80
6 or more                                  100

      The Vesting Percentage for a Participant who is an Employee on or after the date he reaches Normal Retirement Age shall be 100%. The Vesting Percentage for a Participant who is an Employee on the date he becomes Totally and Permanently Disabled or dies shall be 100%.

      Notwithstanding the above Vesting Percentage, in the event of an elimination of a position or a reduction in force, as determined by the Employer's Board of Directors, Participants whose employment with the Employer are terminated as a result of such elimination of position or reduction in force and are at least 40% Vested as of the end of the most recently ended Plan Year prior to such termination of employment, shall become 100% Vested upon termination of employment for such elimination of position or reduction in force, as determined by the Employer's Board of Directors. The Employer's Board of Directors shall make such determination in a reasonable and nondiscriminatory manner.

      If the schedule used to determine a Participant's Vesting Percentage is changed, the new schedule shall not apply to a Participant unless he is credited with an Hour-of-Service on or after the date of the change and the Participant's nonforfeitable percentage on the day before the date of the change is not reduced under this Plan. The amendment provisions of the AMENDMENTS SECTION of Article X regarding changes in the computation of the Vesting Percentage shall apply.

      VESTING SERVICE means one year of service for each Vesting Computation Period in which an Employee is credited with at least 1,000
      Hours-of-Service.

      However, Vesting Service is modified as follows: Period of Military Duty included:

            A Period of Military Duty shall be included as service with the Employer to the extent it has not already been credited. For purposes of crediting Hours-of-Service during the Period of Military Duty, an Hour-of-Service shall be credited (without regard to the 501 Hour-of-Service limitation) for each hour an Employee would normally have been scheduled to work for the Employer during such period.

      Controlled Group service included:

            An Employee's service with a member firm of a Controlled Group while both that firm and the Employer were members of the Controlled Group shall be included as service with the Employer.

      YEARLY DATE means January 1, 1965, and the same day of each following year.

      YEARS OF SERVICE means an Employee's Vesting Service disregarding any modifications which exclude service.

                                   ARTICLE II

                                  PARTICIPATION

SECTION 2.01--ACTIVE PARTICIPANT.

      (a) For purposes of Elective Deferral Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Quarterly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date. This Entry Date shall be used to determine if a Participant is an Active Participant for purposes of any minimum contribution or allocation under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI.

            (1) He has completed three months of Eligibility Service before his Entry Date.

            (2)   He is age 21 or older.

            For purposes of Contributions other than Elective Deferral Contributions, an Employee shall first become an Active Participant (begin active participation in the Plan) on the earliest Quarterly Date on which he is an Eligible Employee and has met both of the eligibility requirements set forth below. This date is his Entry Date.

            (1) He has completed one year of Eligibility Service before his Entry Date.

            (2)   He is age 21 or older.

            Each Employee who was an Active Participant under the Plan on September 30, 2004, shall continue to be an Active Participant if he is still an Eligible Employee on October 1, 2004, and his Entry Date shall not change.

            If a person has been an Eligible Employee who has met all of the eligibility requirements above, but is not an Eligible Employee on the date which would have been his Entry Date, he shall become an Active Participant on the date he again becomes an Eligible Employee. This date is his Entry Date.

            In the event an Employee who is not an Eligible Employee becomes an Eligible Employee, such Eligible Employee shall become an Active Participant immediately if such Eligible Employee has satisfied the eligibility requirements above and would have otherwise previously become an Active Participant had he met the definition of Eligible Employee. This date is his Entry Date.

      (b) An Inactive Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

            Upon again becoming an Active Participant, he shall cease to be an Inactive Participant.

      (c) A former Participant shall again become an Active Participant (resume active participation in the Plan) on the date he again performs an Hour-of-Service as an Eligible Employee. This date is his Reentry Date.

      There shall be no duplication of benefits for a Participant under this Plan because of more than one period as an Active Participant.

SECTION 2.02--INACTIVE PARTICIPANT.

      An Active Participant shall become an Inactive Participant (stop accruing benefits under the Plan) on the earlier of the following:

      (a)   the date the Participant ceases to be an Eligible Employee, or

      (b) the effective date of complete termination of the Plan under Article VIII.

      An Employee or former Employee who was an Inactive Participant under the Plan on September 30, 2004, shall continue to be an Inactive Participant on October 1, 2004. Eligibility for any benefits payable to the Participant or on his behalf and the amount of the benefits shall be determined according to the provisions of the prior document, unless otherwise stated in this document.

SECTION 2.03--CESSATION OF PARTICIPATION.

      A Participant shall cease to be a Participant on the date he is no longer an Eligible Employee and his Account is zero.

                                   ARTICLE III

                                  CONTRIBUTIONS

SECTION 3.01--EMPLOYER CONTRIBUTIONS.

      Employer Contributions shall be made without regard to current or accumulated net income, earnings or profits of the Employer. Notwithstanding the foregoing, the Plan shall continue to be designed to qualify as a profit sharing plan for purposes of Code Sections 401(a), 402, 412, and 417; except that, the portion of the Plan that consists of the Qualifying Employer Securities Fund is designed to qualify as a stock bonus plan and employee stock ownership plan under Code Section 4975(e)(7). Such Contributions shall be equal to the Employer Contributions as described below:

      (a) The amount of each Elective Deferral Contribution for a Participant shall be equal to a portion of Compensation as specified in the elective deferral agreement. An Employee who is eligible to participate in the Plan may file an elective deferral agreement with the Employer. The Participant shall modify or terminate the elective deferral agreement by filing a new elective deferral agreement. The elective deferral agreement may not be made retroactively and shall remain in effect until modified or terminated.

            The Participant may designate in the elective deferral agreement that all or a part of each Elective Deferral Contribution shall be invested in Qualifying Employer Securities. Such Elective Deferral Contributions shall be referred to as ESOP Elective Deferral Contributions and shall be part of the ESOP component of the Plan.

            The elective deferral agreement to start or modify Elective Deferral Contributions shall be effective on the first day of the first pay period following the pay period in which the Participant's Entry Date (Reentry Date, if applicable) or any following Quarterly Date occurs. The elective deferral agreement must be entered into on or before the date it is effective.

            The elective deferral agreement to stop Elective Deferral Contributions may be entered into on any date. Such elective deferral agreement shall be effective on the first day of the pay period following the pay period in which the elective deferral agreement is entered into.

            Elective Deferral Contributions and ESOP Elective Deferral Contributions are fully (100%) vested and nonforfeitable. In addition, the separate account maintained to reflect the cash dividends paid on shares of Qualifying Employer Securities attributable to Elective Deferral Contributions (and earnings thereon) that are initially reinvested in Qualifying Employer Securities under the Plan at the election of the Participant is fully (100%) vested and nonforfeitable.

      (b) The Employer may make discretionary Matching Contributions. The percentage of Elective Deferral Contributions matched, if any, shall be a percentage as determined by the Employer. Elective Deferral Contributions which are over a percentage of Compensation won't be matched. The percentage shall be determined by the Employer.

            Matching Contributions are calculated based on Elective Deferral Contributions and Compensation for the pay period. Matching Contributions are made for all persons who were Active Participants at any time during that pay period. Matching Contributions may be made in the form of Qualifying Employer Securities or the Employer may designate that Matching Contributions are to be invested in Qualifying Employer Securities. Such Matching Contributions shall be referred to as ESOP Matching Contributions and shall be part of the ESOP component of the Plan.

            Any percentage determined by the Employer shall apply to all eligible persons for the entire Plan Year.

            Matching Contributions are subject to the Vesting Percentage. However, the separate account maintained to reflect the cash dividends paid on shares of Qualifying Employer Securities attributable to Matching Contributions (and earnings thereon) that are initially reinvested in Qualifying Employer Securities under the Plan at the election of the Participant is fully (100%) vested and nonforfeitable.

      (c) Qualified Nonelective Contributions may be made for each Plan Year in an amount determined by the Employer.

            Qualified Nonelective Contributions are 100% vested and subject to the distribution restrictions of Code Section 401(k) when made.

      (d) Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer.

            The Participant may designate that all or any part of Discretionary Contributions made for each Plan Year shall be invested in Qualifying Employer Securities. Such Discretionary Contributions shall be referred to as ESOP Discretionary Contributions and shall be part of the ESOP component of the Plan.

            Discretionary Contributions are subject to the Vesting Percentage.

            ESOP Discretionary Contributions will be made for each Plan Year for which a payment is due on an Exempt Loan. The amount of the ESOP Discretionary Contribution for the Plan Year will be determined at the sole discretion of the Primary Employer, but will not be less than the minimum amount sufficient to enable the Trustee to make the payment due on the Exempt Loan to the extent that such payment cannot be satisfied from cash dividends paid on shares of Qualifying Employer Securities held in the ESOP Discretionary Accounts (if the Primary Employer directs that such dividends be applied to the Exempt Loan), or cash dividends paid on shares of Qualifying Employer Securities held in the Unallocated Reserve or other investment earnings of the Unallocated Reserve.

            Additional ESOP Discretionary Contributions may be made for each Plan Year in an amount determined by the Employer.

            ESOP Discretionary Contributions are subject to the Vesting Percentage. However, the separate account maintained to reflect the cash dividends paid on shares of Qualifying Employer Securities attributable to ESOP Discretionary Contributions (and earnings thereon) that are initially reinvested in Qualifying Employer Securities under the Plan at the election of the Participant is fully (100%) vested and nonforfeitable.

      No Participant shall be permitted to have Elective Deferral Contributions, as defined in the EXCESS AMOUNTS SECTION of this article, made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year, in excess of the dollar limitation contained in Code Section 402(g) in effect at the beginning of such taxable year.

      An elective deferral agreement (or change thereto) must be made in such manner and in accordance with such rules as the Employer may prescribe (including by means of voice response or other electronic system under circumstances the Employer permits) and may not be made retroactively.

      Employer Contributions are allocated according to the provisions of the ALLOCATION SECTION of this article.

      A portion of the Plan assets resulting from Employer Contributions (but not more than the original amount of those Contributions) may be returned if the Employer Contributions are made because of a mistake of fact or are more than the amount deductible under Code Section 404 (excluding any amount which is not deductible because the Plan is disqualified). The amount involved must be returned to the Employer within one year after the date the Employer Contributions are made by mistake of fact or the date the deduction is disallowed, whichever applies. Except as provided under this paragraph and
Article VIII, the assets of the Plan shall never be used for the benefit of the Employer and are held for the exclusive purpose of providing benefits to Participants and their Beneficiaries and for defraying reasonable expenses of administering the Plan.

SECTION 3.01A--ROLLOVER CONTRIBUTIONS.

      A Rollover Contribution may be made by an Eligible Employee or an Inactive Participant if the following conditions are met:

      (a) The Contribution is of amounts distributed from a plan that satisfies the requirements of Code Section 401(a) or from a "conduit" individual retirement account described in Code Section 408(d)(3)(A). In the case of an Inactive Participant, the Contribution must be of an amount distributed from another plan of the Employer, or a plan of a Controlled Group member, that satisfies the requirements of Code Section 401(a).

      (b) The Contribution is of amounts that the Code permits to be transferred to a plan that meets the requirements of Code Section 401(a).

      (c)   The Contribution is made in the form of a direct rollover under Code
            Section 401(a)(31) or is a rollover made under Code Section 402(c) or 408(d)(3)(A) within 60 days after the Eligible Employee or Inactive Participant receives the distribution.

      (d) The Eligible Employee or Inactive Participant furnishes evidence satisfactory to the Plan Administrator that the proposed rollover meets conditions (a), (b), and (c) above.

      A Rollover Contribution shall be allowed in cash only and must be made according to procedures set up by the Plan Administrator.

      If the Eligible Employee is not an Active Participant when the Rollover Contribution is made, he shall be deemed to be an Active Participant only for the purpose of investment and distribution of the Rollover Contribution. Employer Contributions shall not be made for or allocated to the Eligible Employee until the time he meets all of the requirements to become an Active Participant.

      Rollover Contributions made by an Eligible Employee or an Inactive Participant shall be credited to his Account. The part of the Participant's Account resulting from Rollover Contributions is fully (100%) vested and nonforfeitable at all times. A separate accounting record shall be maintained for that part of his Rollover Contributions consisting of voluntary contributions which were deducted from the Participant's gross income for Federal income tax purposes.

SECTION 3.02--FORFEITURES.

      The Nonvested Account of a Participant shall be forfeited as of the earlier of the following:

      (a) the date the Participant dies (if prior to such date he had ceased to be an Employee), or

      (b)   the Participant's Forfeiture Date.

All or a portion of a Participant's Nonvested Account shall be forfeited before such earlier date if, after he ceases to be an Employee, he receives, or is deemed to receive, a distribution of his entire Vested Account or a distribution of his Vested Account derived from Employer Contributions which were not 100% vested when made, under the RETIREMENT BENEFITS SECTION of Article V, the VESTED BENEFITS SECTION of Article V, or the SMALL AMOUNTS SECTION of Article X. The forfeiture shall occur as of the date the Participant receives, or is deemed to receive, the distribution. If a Participant receives, or is deemed to receive, his entire Vested Account, his entire Nonvested Account shall be forfeited. If a Participant receives a distribution of his Vested Account from Employer Contributions which were not 100% vested when made, but less than his entire Vested Account from such Contributions, the amount to be forfeited shall be determined by multiplying his Nonvested Account from such Contributions by a fraction. The numerator of the fraction is the amount of the distribution derived from Employer Contributions which were not 100% vested when made and the denominator of the fraction is his entire Vested Account derived from such Contributions on the date of distribution.

      A Forfeiture shall also occur as provided in the EXCESS AMOUNTS SECTION of this article.

      Forfeitures shall be determined at least once during each Plan Year. Forfeitures may first be used to pay administrative expenses. Forfeitures of Matching Contributions which relate to excess amounts as provided in the EXCESS AMOUNTS SECTION of this article, which have not been used to pay administrative expenses, shall be allocated as provided in the EXCESS AMOUNTS SECTION of this article. Any other Forfeitures which have not been used to pay administrative expenses shall be allocated as of the last day of the Plan Year in which such Forfeitures are determined as provided in the ALLOCATION SECTION of this article. Upon their allocation to Accounts, Forfeitures shall be deemed to be Employer Contributions.

      Any portion of a Participant's nonvested account balance attributable to Qualifying Employer Securities will become a Forfeiture only after the portion of a Participant's account balance not attributable to Qualifying Employer Securities is forfeited. Forfeitures of Qualifying Employer Securities held in an ESOP Matching Contributions Account or ESOP Discretionary Contributions Account may be used to satisfy any allocation of Qualifying Employer Securities required under the ALLOCATIONS SECTION of this article.

      If a Participant again becomes an Eligible Employee after receiving a distribution which caused all or a portion of his Nonvested Account to be forfeited, he shall have the right to repay to the Plan the entire amount of the distribution he received (excluding any amount of such distribution resulting from Contributions which were 100% vested when made). The repayment must be made in a single sum (repayment in installments is not permitted) before the earlier of the date five years after the date he again becomes an Eligible Employee or the end of the first period of five consecutive Vesting Breaks in Service which begin after the date of the distribution.

      If the Participant makes the repayment above, the Plan Administrator shall restore to his Account an amount equal to his Nonvested Account which was forfeited on the date of distribution, unadjusted for any investment gains or losses. If no amount is to be repaid because the Participant was deemed to have received a distribution, or only received a distribution of Contributions which were 100% vested when made, and he again performs an Hour-of-Service as an Eligible Employee within the repayment period, the Plan Administrator shall restore the Participant's Account as if he had made a required repayment on the date he performed such Hour-of-Service. Restoration of the Participant's Account shall include restoration of all Code Section 411(d)(6) protected benefits with respect to that restored Account, according to applicable Treasury regulations. Provided, however, the Plan Administrator shall not restore the Nonvested Account if (i) a Forfeiture Date has occurred after the date of the distribution and on or before the date of repayment and (ii) that Forfeiture Date would result in a complete forfeiture of the amount the Plan Administrator would otherwise restore.

      The Plan Administrator shall restore the Participant's Account by the close of the Plan Year following the Plan Year in which repayment is made. Permissible sources for the restoration of the Participant's Account are Forfeitures or special Employer Contributions. Such special Employer Contributions shall be made without regard to profits. The repaid and restored amounts are not included in the Participant's Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

SECTION 3.03--ALLOCATION.

      A person meets the allocation requirements of this section if he is an Active Participant on the last day of the Plan Year and has at least 1,000 Hours-of-Service during the latest Accrual Computation Period ending on or before that date.

      Elective Deferral Contributions (including ESOP Elective Deferral Contributions) shall be allocated to Participants for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the Participant's Account.

      Matching Contributions (including ESOP Matching Contributions) shall be allocated to the persons for whom such Contributions are made under the EMPLOYER CONTRIBUTIONS SECTION of this article. Such Contributions shall be allocated when made and credited to the person's Account.

      Qualified Nonelective Contributions shall be allocated as of the last day of the Plan Year to each person who meets the allocation requirements of this section. Such Qualified Nonelective Contributions shall be allocated only to Nonhighly Compensated Employees. The amount allocated to such person for the Plan Year shall be equal to such Qualified Nonelective Contributions multiplied by the ratio of such person's Annual Compensation for the Plan Year to the total Annual Compensation of all such persons. This amount shall be credited to the person's Account.

      Discretionary Contributions (including ESOP Discretionary Contributions) plus any Forfeitures shall be allocated as of the last day of the Plan Year using Annual Compensation for the Plan Year. The amount allocated shall be determined as follows:

STEP ONE: This step one shall only apply in years in which the Plan is a Top-heavy Plan, as defined in the DEFINITIONS SECTION of Article XI, and the minimum contribution under the MODIFICATION OF CONTRIBUTIONS SECTION of Article XI is not being provided by other contributions to this Plan or another plan of the Employer.

The allocation in this step one shall be made to each person meeting the allocation requirements of this section and each person who is entitled to a minimum contribution under the MODIFICATION OF CONTRIBUTIONS SECTION of Article
XI. Each such person's allocation shall be an amount equal to the Discretionary Contributions plus any Forfeitures multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons. Such amount shall not exceed 3% of such person's Annual Compensation. The allocation for any person who does not meet the allocation requirements of this section shall be limited to the amount necessary to fund the minimum contribution.

STEP TWO: The allocation in this step two shall be made to each person meeting the allocation requirements of this section. Each such person's allocation shall be equal to any amount remaining after the allocation in step one multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons.

This amount shall be credited to the person's Account.

      The ESOP Discretionary Contribution for the Plan Year (if any), together with the cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Contribution Accounts (if the Primary Employer directs that such dividends be applied to the Exempt Loan), cash dividends paid on Qualifying Employer Securities held in the Unallocated Reserve and other investment earnings of the Unallocated Reserve (if any), shall be applied to make the payment due on any Exempt Loan for the Plan Year. The Qualifying Employer Securities released from the Unallocated Reserve as a result of that payment shall be allocated as of the last day of the Plan Year as follows:

STEP ONE: This step one shall apply only if the cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Contribution Accounts are applied to the Exempt Loan.

The allocation in this step one shall be made to each person who received a cash dividend on Qualifying Employer Securities held in his/her ESOP Discretionary Contribution Account that was applied to the Exempt Loan.

The number of shares of Qualifying Employer Securities allocated under this step one shall equal the number of shares with a value equal to the total cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Contribution Accounts and applied to the Exempt Loan. The number of shares of Qualifying Employer Securities allocated to each such person shall be determined by multiplying the number of shares of Qualifying Employer Securities to be allocated under this step one by a fraction, the numerator of which is the cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Account of such person and applied to the Exempt Loan, and the denominator of which is the total cash dividends paid on Qualifying Employer Securities held in the ESOP Discretionary Accounts of all such persons and applied to the Exempt Loan.

STEP TWO: The allocation in this step two shall be made among those persons who meet the allocation requirements of this section, but subject to the PROHIBITED ALLOCATION OF QUALIFYING EMPLOYER SECURITIES SECTION of this article.

The number of shares of Qualifying Employer Securities allocated to each such person shall be determined by multiplying the number of shares of Qualifying Employer Securities released from the Unallocated Reserve (and not allocated under step one) by a fraction, the numerator of which is the Annual Compensation of such person for the Plan Year, and the denominator of which is the aggregate Annual Compensation of all such persons for the Plan Year. However, if the aggregate amount of Qualifying Employer Securities that would be allocated under this paragraph to Highly Compensated Employees exceeds one-third of the total Qualifying Employer Securities allocated, then the amount of Qualifying Employer Securities in excess of one-third shall be reallocated to the Nonhighly Compensated Employees in proportion to each Nonhighly Compensated Employee's Annual Compensation to the total Annual Compensation of all such Nonhighly Compensated Employees.

      If the ESOP Discretionary Contributions exceed the amount needed to make the payment for the Exempt Loan for the Plan Year, or if there is no Exempt Loan for the Plan Year in which the ESOP Discretionary Contribution is made, the ESOP Discretionary Contribution shall be allocated in the same manner as Discretionary Contributions.

      If Leased Employees are Eligible Employees, in determining the amount of Employer Contributions allocated to a person who is a Leased Employee, contributions provided by the leasing organization which are attributable to services such Leased Employee performs for the Employer shall be treated as provided by the Employer. Those contributions shall not be duplicated under this Plan.

SECTION 3.04--CONTRIBUTION LIMITATION.

      (a) Definitions. For the purpose of determining the contribution limitation set forth in this section, the following terms are defined.

            ANNUAL ADDITIONS means the sum of the following amounts credited to a Participant's account for the Limitation Year:

            (1) employer contributions; provided that, ESOP Discretionary Contributions under this Plan that are applied to pay interest on an Exempt Loan and/or Forfeitures will not be an Annual Addition if no more than one-third (1/3) of the ESOP Discretionary Contribution that is applied to pay principal or interest on an exempt Loan for the Plan Year is allocated to Highly Compensated Employees. To the extent a Qualifying Employer Securities are allocated to Participant's Accounts, the lesser of fair market value of the Qualifying Employer Security allocated or the employer contribution used to release such share in the case of repayment of an Exempt Loan, shall be used for purposes of measuring Annual Additions.

            (2)   employee contributions; and

            (3)   forfeitures.

            Annual Additions to a defined contribution plan shall also include the following:

            (4) amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code Section 415(l)(2), which are part of a pension or annuity plan maintained by the Employer,

            (5) amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits, allocated to the separate account of a key employee, as defined in Code Section 419A(d)(3), under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer; and

            (6)   allocations under a simplified employee pension.

            For this purpose, any Excess Amount applied under (e) and (k) below in the Limitation Year to reduce Employer Contributions shall be considered Annual Additions for such Limitation Year.

            COMPENSATION means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation must be determined without regard to any rules under Code Section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code
            Section 3401(a)(2)). The amount reported in the "Wages, Tips and Other Compensation" box on Form W-2 satisfies this definition.

            For any Self-employed Individual, Compensation shall mean Earned Income.

            For purposes of applying the limitations of this section, Compensation for a Limitation Year is the Compensation actually paid or made available in gross income during such Limitation Year.

            For Limitation Years beginning after December 31, 1997, for purposes of applying the limitations of this section, Compensation paid or made available during such Limitation Year shall include any elective deferral (as defined in Code Section 402(g)(3)), and any amount which is contributed or deferred by the Employer at the election of the Employee and which is not includible in the gross income of the Employee by reason of Code Section 125, 132(f)(4), or 457.

            DEFINED CONTRIBUTION DOLLAR LIMITATION means, for Limitation Years beginning after December 31, 1994, $30,000, as adjusted under Code
            Section 415(d).

            EMPLOYER means the employer that adopts this Plan, and all members of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), all commonly controlled trades or businesses (as defined in Code Section 415(c) as modified by Code Section 415(h)) or affiliated service groups (as defined in Code Section 414(m)) of which the adopting employer is a part, and any other entity required to be aggregated with the employer pursuant to regulations under Code Section 414(o).

            EXCESS AMOUNT means the excess of the Participant's Annual Additions for the Limitation Year over the Maximum Permissible Amount.

            LIMITATION YEAR means the consecutive 12-month period ending on the last day of each Plan Year, including corresponding consecutive 12-month periods before January 1, 1965. If the Limitation Year is other than the calendar year, execution of this Plan (or any amendment to this Plan changing the Limitation Year) constitutes the Employer's adoption of a written resolution electing the Limitation Year. If the Limitation Year is amended to a different consecutive 12-month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.

            MAXIMUM PERMISSIBLE AMOUNT means the maximum Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year. This amount shall not exceed the lesser of:

            (1)   The Defined Contribution Dollar Limitation, or

            (2) 25 percent of the Participant's Compensation for the Limitation Year.

            The compensation limitation referred to in (2) shall not apply to any contribution for medical benefits (within the meaning of Code
            Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition under Code Section 415(l)(1) or 419A(d)(2).

            If a short Limitation Year is created because of an amendment changing the Limitation Year to a different consecutive 12-month period, the Maximum Permissible Amount will not exceed the Defined Contribution Dollar Limitation multiplied by the following fraction:

                  Number of months in the short Limitation Year
                                       12

      (b) If the Participant does not participate in, and has never participated in, another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer, or an individual medical account, as defined in Code Section 415(l)(2), maintained by the Employer, or a simplified employee pension, as defined in Code Section 408(k), maintained by the Employer, which provides an Annual Addition, the amount of Annual Additions which may be credited to the Participant's Account for any Limitation Year shall not exceed the lesser of the Maximum Permissible Amount or any other limitation contained in this Plan. If the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account would cause the Annual Additions for the Limitation Year to exceed the Maximum Permissible Amount, the amount contributed or allocated shall be reduced so that the Annual Additions for the Limitation Year will equal the Maximum Permissible Amount.

      (c) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant on the basis of a reasonable estimation of the Participant's Compensation for the Limitation Year, uniformly determined for all Participants similarly situated.

      (d) As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

      (e) If as a result of the allocation of Forfeitures, a reasonable error in estimating a Participant's Compensation for the Limitation Year, a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, or under other facts and circumstances allowed by the Internal Revenue Service, there is an Excess Amount, the excess will be disposed of as follows:

            (1) Any Elective Deferral Contributions that are not the basis for Matching Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant.

            (2) If after the application of (1) above an Excess Amount still exists, any Elective Deferral Contributions that are the basis for Matching Contributions (plus attributable earnings), to the extent they would reduce the Excess Amount, will be distributed to the Participant. Concurrently with the distribution of such Elective Deferral Contributions, any Matching Contributions which relate to any Elective Deferral Contributions distributed in the preceding sentence, to the extent such application would reduce the Excess Amount, will be applied as provided in (3) or (4) below:

            (3) If after the application of (2) above an Excess Amount still exists, and the Participant is covered by the Plan at the end of the Limitation Year, the Excess Amount in the Participant's Account will be used to reduce Employer Contributions (including any allocation of Forfeitures) for such Participant in the next Limitation Year, and each succeeding Limitation Year if necessary.

            (4) If after the application of (2) above an Excess Amount still exists, and the Participant is not covered by the Plan at the end of the Limitation Year, the Excess Amount will be held unallocated in a suspense account. The suspense account will be applied to reduce future Employer Contributions for all remaining Participants in the next Limitation Year, and each succeeding Limitation Year if necessary.

            (5) If a suspense account is in existence at any time during a Limitation Year pursuant to this (e), it will participate in the allocation of investment gains or losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participant's Accounts before any Employer Contributions may be made to the Plan for that Limitation Year. Excess Amounts held in a suspense account may not be distributed to Participants or former Participants.

      (f) This (f) applies if, in addition to this Plan, the Participant is covered under another qualified defined contribution plan maintained by the Employer, a welfare benefit fund maintained by the Employer, an individual medical account maintained by the Employer, or a simplified employee pension maintained by the Employer which provides an Annual Addition during any Limitation Year. The Annual Additions which may be credited to a Participant's Account under this Plan for any such Limitation Year will not exceed the Maximum Permissible Amount, reduced by the Annual Additions credited to a Participant's account under the other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions for the same Limitation Year. If the Annual Additions with respect to the Participant under other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions maintained by the Employer are less than the Maximum Permissible Amount, and the Employer Contribution that would otherwise be contributed or allocated to the Participant's Account under this Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Participant under such other qualified defined contribution plans, welfare benefit funds, individual medical accounts, and simplified employee pensions in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Participant's Account under this Plan for the Limitation Year.

      (g) Prior to determining the Participant's actual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount for a Participant in the manner described in (c) above.

      (h) As soon as administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year will be determined on the basis of the Participant's actual Compensation for the Limitation Year.

      (i) If pursuant to (h) above or as a result of the allocation of forfeitures or as a result of a reasonable error in determining the amount of elective deferrals (within the meaning of Code Section 402(g)(3)) that may be made with respect to any individual under the limits of Code Section 415, a Participant's Annual Additions under this Plan and such other plans would result in an Excess Amount for a Limitation Year, the Excess Amount will be deemed to consist of the Annual Additions last allocated, except that Annual Additions attributable to a simplified employee pension will be deemed to have been allocated first, followed by Annual Additions to a welfare benefit fund or individual medical account, regardless of the actual allocation date.

      (j) If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of:

            (1)   the total Excess Amount allocated as of such date, times

            (2) the ratio of (i) the Annual Addition allocated to the Participant for the Limitation Year as of such date under this Plan to (ii) the total Annual Additions allocated to the Participant for the Limitation Year as of such date under this and all other qualified defined contribution plans.

      (k) Any Excess Amount attributed to this Plan will be disposed of in the manner described in (e) above.

SECTION 3.05--EXCESS AMOUNTS.

      (a) Definitions. For the purposes of this section, the following terms are defined:

            ACP means the average (expressed as a percentage) of the Contribution Percentages of the Eligible Participants in a group.

            ADP means the average (expressed as a percentage) of the Deferral Percentages of the Eligible Participants in a group.

            AGGREGATE LIMIT means the greater of:

            (1)   The sum of:

                  (i) 125 percent of the greater of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

                  (ii) the lesser of 200 percent or 2 percent plus the lesser of such ADP or ACP.

            (2)   The sum of:

                  (i) 125 percent of the lesser of the ADP of the Nonhighly Compensated Employees for the prior Plan Year or the ACP of the Nonhighly Compensated Employees under the plan subject to Code Section 401(m) for the Plan Year beginning with or within the prior Plan Year of the cash or deferred arrangement, and

                  (ii) the lesser of 200 percent or 2 percent plus the greater of such ADP or ACP.

            If the Employer has elected to use the current year testing method, then, in calculating the Aggregate Limit for a particular Plan Year, the Nonhighly Compensated Employees' ADP and ACP for that Plan Year, instead of the prior Plan Year, is used.

            CONTRIBUTION PERCENTAGE means the ratio (expressed as a percentage) of the Eligible Participant's Contribution Percentage Amounts to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. For an Eligible Participant for whom such Contribution Percentage Amounts for the Plan Year are zero, the percentage is zero.

            CONTRIBUTION PERCENTAGE AMOUNTS means the sum of the Participant Contributions and Matching Contributions (that are not Qualified Matching Contributions taken into account for purposes of the ADP
            Test) made under the Plan on behalf of the Eligible Participant for the Plan Year. Such Contribution Percentage Amounts shall not include Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the Contributions to which they relate are Excess Elective Deferrals, Excess Contributions, or Excess Aggregate Contributions. Under such rules as the Secretary of the Treasury shall prescribe, in determining the Contribution Percentage the Employer may elect to include Qualified Nonelective Contributions under this Plan which were not used in computing the Deferral Percentage. The Employer may also elect to use Elective Deferral Contributions in computing the Contribution Percentage so long as the ADP Test is met before the Elective Deferral Contributions are used in the ACP Test and continues to be met following the exclusion of those Elective Deferral Contributions that are used to meet the ACP Test.

            DEFERRAL PERCENTAGE means the ratio (expressed as a percentage) of Elective Deferral Contributions under this Plan on behalf of the Eligible Participant for the Plan Year to the Eligible Participant's Compensation for the Plan Year (whether or not the Eligible Participant was an Eligible Participant for the entire Plan Year). In modification of the foregoing, Compensation shall be limited to the Compensation received while an Eligible Participant. The Elective Deferral Contributions used to determine the Deferral Percentage shall include Excess Elective Deferrals (other than Excess Elective Deferrals of Nonhighly Compensated Employees that arise solely from Elective Deferral Contributions made under this Plan or any other plans of the Employer or a Controlled Group member), but shall exclude Elective Deferral Contributions that are used in computing the Contribution Percentage (provided the ADP Test is satisfied both with and without exclusion of these Elective Deferral Contributions). Under such rules as the Secretary of the Treasury shall prescribe, the Employer may elect to include Qualified Nonelective Contributions and Qualified Matching Contributions under this

            Plan in computing the Deferral Percentage. For an Eligible Participant for whom such contributions on his behalf for the Plan Year are zero, the percentage is zero.

            ELECTIVE DEFERRAL CONTRIBUTIONS means any employer contributions made to a plan at the election of a participant, in lieu of cash compensation, and shall include contributions made pursuant to a salary reduction agreement or other deferral mechanism. With respect to any taxable year, a participant's Elective Deferral Contributions are the sum of all employer contributions made on behalf of such participant pursuant to an election to defer under any qualified cash or deferred arrangement described in Code Section 401(k), any salary reduction simplified employee pension plan described in Code
            Section 408(k)(6), any SIMPLE IRA plan described in Code Section 408(p), any eligible deferred compensation plan under Code Section 457, any plan described under Code Section 501(c)(18), and any employer contributions made on behalf of a participant for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. Elective Deferral Contributions shall not include any deferrals properly distributed as excess annual additions.

            ELIGIBLE PARTICIPANT means, for purposes of determining the Deferral Percentage, any Employee who is otherwise entitled to make Elective Deferral Contributions under the terms of the Plan for the Plan Year. Eligible Participant means, for purposes of determining the Contribution Percentage, any Employee who is eligible (i) to make a Participant Contribution or an Elective Deferral Contribution (if the Employer takes such contributions into account in the calculation of the Contribution Percentage), or (ii) to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution. If a Participant Contribution is required as a condition of participation in the Plan, any Employee who would be a Participant in the Plan if such Employee made such a contribution shall be treated as an Eligible Participant on behalf of whom no Participant Contributions are made.

            EXCESS AGGREGATE CONTRIBUTIONS means, with respect to any Plan Year, the excess of:

            (1) The aggregate Contribution Percentage Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

            (2) The maximum Contribution Percentage Amounts permitted by the ACP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in order of their Contribution Percentages beginning with the highest of such percentages).

            Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.

            EXCESS CONTRIBUTIONS means, with respect to any Plan Year, the excess of:

            (1) The aggregate amount of employer contributions actually taken into account in computing the Deferral Percentage of Highly Compensated Employees for such Plan Year, over

            (2) The maximum amount of such contributions permitted by the ADP Test (determined by hypothetically reducing contributions made on behalf of Highly Compensated Employees in the order of the Deferral Percentages, beginning with the highest of such percentages).

            Such determination shall be made after first determining Excess Elective Deferrals.

            EXCESS ELECTIVE DEFERRALS means those Elective Deferral Contributions that are includible in a Participant's gross income under Code Section 402(g) to the extent such Participant's Elective Deferral

            Contributions for a taxable year exceed the dollar limitation under such Code section. Excess Elective Deferrals shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article, under the Plan, unless such amounts are distributed no later than the first April 15 following the close of the Participant's taxable year.

            MATCHING CONTRIBUTIONS means employer contributions made to this or any other defined contribution plan, or to a contract described in Code Section 403(b), on behalf of a participant on account of a Participant Contribution made by such participant, or on account of a participant's Elective Deferral Contributions, under a plan maintained by the Employer or a Controlled Group member.

            PARTICIPANT CONTRIBUTIONS means contributions made to the plan by or on behalf of a participant that are included in the participant's gross income in the year in which made and that are maintained under a separate account to which the earnings and losses are allocated.

            QUALIFIED MATCHING CONTRIBUTIONS means Matching Contributions which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

            QUALIFIED NONELECTIVE CONTRIBUTIONS means any employer contributions (other than Matching Contributions) which an employee may not elect to have paid to him in cash instead of being contributed to the plan and which are subject to the distribution and nonforfeitability requirements under Code Section 401(k) when made.

      (b) Excess Elective Deferrals. A Participant may assign to this Plan any Excess Elective Deferrals made during a taxable year of the Participant by notifying the Plan Administrator in writing on or before the first following March 1 of the amount of the Excess Elective Deferrals to be assigned to the Plan. A Participant is deemed to notify the Plan Administrator of any Excess Elective Deferrals that arise by taking into account only those Elective Deferral Contributions made to this Plan and any other plan of the Employer or a Controlled Group member. The Participant's claim for Excess Elective Deferrals shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals will exceed the limit imposed on the Participant by Code Section 402(g) for the year in which the deferral occurred. The Excess Elective Deferrals assigned to this Plan cannot exceed the Elective Deferral Contributions allocated under this Plan for such taxable year.

            Notwithstanding any other provisions of the Plan, Elective Deferral Contributions in an amount equal to the Excess Elective Deferrals assigned to this Plan, plus any income and minus any loss allocable thereto, shall be distributed no later than April 15 to any Participant to whose Account Excess Elective Deferrals were assigned for the preceding year and who claims Excess Elective Deferrals for such taxable year.

            The Excess Elective Deferrals shall be adjusted for income or loss. The income or loss allocable to such Excess Elective Deferrals shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions for the taxable year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Elective Deferrals. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such taxable year (as of the end of such taxable year) of the Participant's Account resulting from Elective Deferral Contributions.

            Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be forfeited. These Forfeitures shall be allocated as of the last day of the Plan Year in which the excess arose. These Forfeitures shall be allocated to each person who meets the allocation requirements of the ALLOCATION SECTION of this article who does not have an excess amount, using Annual

            Compensation for the Plan Year, and shall be deemed to be Matching Contributions. The amount allocated to such person shall be equal to the Forfeitures multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons. This amount shall be allocated to the person's Account.

      (c) ADP Test. As of the end of each Plan Year after Excess Elective Deferrals have been determined, the Plan must satisfy the ADP Test. The ADP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

            (1) Prior Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

                  (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                  (ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

                        A. shall not exceed the prior year's ADP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

                        B. the difference between such ADPs is not more than 2.

                  If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Elective Deferral Contributions, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ADP shall be 3 percent, unless the Employer has elected to use the Plan Year's ADP for these Eligible Participants.

            (2) Current Year Testing Method. The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

                  (i) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (ii) The ADP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

                        A. shall not exceed the ADP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

                        B. the difference between such ADP's is not more than 2.

                  If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

            A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

            The Deferral Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if treated as Elective Deferral Contributions for purposes of the ADP
            Test) allocated to his account under two or more arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if such Elective Deferral Contributions (and, if applicable, such Qualified Nonelective Contributions or Qualified Matching Contributions, or
            both) were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code Section 401(k).

            In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Deferral Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ADP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same testing method for the ADP Test.

            For purposes of the ADP Test, Elective Deferral Contributions, Qualified Nonelective Contributions, and Qualified Matching Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

            The Employer shall maintain records sufficient to demonstrate satisfaction of the ADP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

            If the Plan Administrator should determine during the Plan Year that the ADP Test is not being met, the Plan Administrator may limit the amount of future Elective Deferral Contributions of the Highly Compensated Employees.

            Notwithstanding any other provisions of this Plan, Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Contributions were allocated for the preceding Plan Year. Excess Contributions are allocated to the Highly Compensated Employees with the largest amounts of employer contributions taken into account in calculating the ADP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such employer contributions and continuing in descending order until all of the Excess Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Contributions. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

            Excess Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

            The Excess Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Elective Deferral Contributions (and, if applicable, Qualified Nonelective Contributions or Qualified Matching Contributions, or both) for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Elective Deferral Contributions (and Qualified Nonelective Contributions or Qualified Matching Contributions, or both, if such contributions are included in the ADP Test).

            Excess Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Elective Deferral Contributions. If such Excess Contributions exceed the balance in the Participant's Account resulting from Elective Deferral Contributions, the balance shall be distributed from the Participant's Account resulting from Qualified Matching Contributions (if applicable) and Qualified Nonelective Contributions, respectively.

            Any Matching Contributions which were based on the Elective Deferral Contributions which are distributed as Excess Contributions, plus any income and minus any loss allocable thereto, shall be forfeited. These Forfeitures shall be allocated as of the last day of the Plan Year in which the excess arose. These Forfeitures shall be allocated to each person who meets the allocation requirements of the ALLOCATION SECTION of this article who does not have an excess amount, using Annual Compensation for the Plan Year, and shall be deemed to be Matching Contributions. The amount allocated to such person shall be equal to the Forfeitures multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons. This amount shall be allocated to the person's Account.

      (d) ACP Test. As of the end of each Plan Year, the Plan must satisfy the ACP Test. The ACP Test shall be satisfied using the prior year testing method, unless the Employer has elected to use the current year testing method.

            (1) Prior Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year must satisfy one of the following tests:

                  (i) The ACP for the Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 1.25; or

                  (ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

                        A. shall not exceed the prior year's ACP for Eligible Participants who were Nonhighly Compensated Employees for the prior Plan Year multiplied by 2, and

                        B. the difference between such ACPs is not more than 2.

                  If this is not a successor plan, for the first Plan Year the Plan permits any Participant to make Participant Contributions, provides for Matching Contributions, or both, for purposes of the foregoing tests, the prior year's Nonhighly Compensated Employees' ACP shall be 3 percent, unless the Employer has elected to use the Plan Year's ACP for these Eligible Participants.

            (2) Current Year Testing Method. The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for each Plan Year and the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year must satisfy one of the following tests:

                  (i) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 1.25; or

                  (ii) The ACP for a Plan Year for Eligible Participants who are Highly Compensated Employees for the Plan Year:

                        A. shall not exceed the ACP for Eligible Participants who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, and

                        B. the difference between such ACPs is not more than 2.

                  If the Employer has elected to use the current year testing method, that election cannot be changed unless (i) the Plan has been using the current year testing method for the preceding five Plan Years, or if less, the number of Plan Years the Plan has been in existence; or (ii) the Plan otherwise meets one of the conditions specified in Internal Revenue Service Notice 98-1 (or superseding guidance) for changing from the current year testing method.

            A Participant is a Highly Compensated Employee for a particular Plan Year if he meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Participant is a Nonhighly Compensated Employee for a particular Plan Year if he does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

            Multiple Use. If one or more Highly Compensated Employees participate in both a cash or deferred arrangement and a plan subject to the ACP Test maintained by the Employer or a Controlled Group member, and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the Contribution Percentage of those Highly Compensated Employees who also participate in a cash or deferred arrangement will be reduced in the manner described below for allocating Excess Aggregate Contributions so that the limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any corrections required to meet the ADP Test and ACP Test and are deemed to be the maximum permitted under such tests for the Plan Year. Multiple use does not occur if either the ADP or ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP, respectively, of the Nonhighly Compensated Employees.

            The Contribution Percentage for any Eligible Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Contribution Percentage Amounts allocated to his account under two or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by the Employer or a Controlled Group member shall be determined as if the total of such Contribution Percentage Amounts was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. The foregoing notwithstanding, certain plans shall be treated as separate if mandatorily disaggregated under the regulations of Code
            Section 401(m). In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. Any adjustments to the Nonhighly Compensated Employee ACP for the prior year shall be made in accordance with Internal Revenue Service Notice 98-1 (or superseding guidance), unless the Employer has elected to use the current year testing method. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same plan year and use the same testing method for the ACP Test.

            For purposes of the ACP Test, Participant Contributions are considered to have been made in the Plan Year in which contributed to the Plan. Matching Contributions and Qualified Nonelective Contributions will be considered to have been made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

            The Employer shall maintain records sufficient to demonstrate satisfaction of the ACP Test and the amount of Qualified Nonelective Contributions or Qualified Matching Contributions, or both, used in such test.

            Notwithstanding any other provisions of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if not vested, or distributed, if vested, no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions are allocated to the Highly Compensated Employees with the largest Contribution Percentage Amounts taken into account in calculating the ACP Test for the year in which the excess arose, beginning with the Highly Compensated Employee with the largest amount of such Contribution Percentage Amounts and continuing in descending order until all of the Excess Aggregate Contributions have been allocated. For purposes of the preceding sentence, the "largest amount" is determined after distribution of any Excess Aggregate Contributions. If such Excess Aggregate Contributions are distributed more than 2 1/2 months after the last day of the Plan Year in which such excess amounts arose, a 10 percent excise tax shall be imposed on the employer maintaining the plan with respect to such amounts.

            Excess Aggregate Contributions shall be treated as Annual Additions, as defined in the CONTRIBUTION LIMITATION SECTION of this article.

            The Excess Aggregate Contributions shall be adjusted for income or loss. The income or loss allocable to such Excess Aggregate Contributions allocated to each Participant shall be equal to the income or loss allocable to the Participant's Contribution Percentage Amounts for the Plan Year in which the excess occurred multiplied by a fraction. The numerator of the fraction is the Excess Aggregate Contributions. The denominator of the fraction is the closing balance without regard to any income or loss occurring during such Plan Year (as of the end of such Plan Year) of the Participant's Account resulting from Contribution Percentage Amounts.

            Excess Aggregate Contributions allocated to a Participant shall be distributed from the Participant's Account resulting from Participant Contributions that are not required as a condition of employment or participation or for obtaining additional benefits from Employer Contributions. If such Excess Aggregate Contributions exceed the balance in the Participant's Account resulting from such Participant's Contributions, the balance shall be forfeited, if not vested, or distributed, if vested, on a pro-rata basis from the Participant's Account resulting from Contribution Percentage Amounts. These Forfeitures shall be allocated as of the last day of the Plan Year in which the excess arose. These Forfeitures shall be allocated to each person who meets the allocation requirements of the ALLOCATION SECTION of this article who does not have an excess amount, using Annual Compensation for the Plan Year, and shall be deemed to be Matching Contributions. The amount allocated to such person shall be equal to the Forfeitures multiplied by the ratio of such person's Annual Compensation to the total Annual Compensation of all such persons. This amount shall be allocated to the person's Account.

      (e) Employer Elections. The Employer has not made an election to use the current year testing method.

SECTION 3.06--PROHIBITED ALLOCATIONS OF QUALIFYING EMPLOYER SECURITIES

      Notwithstanding any contrary provision of the Plan, Qualifying Employer Securities will not be allocated under the following circumstances.

      (a) Sale under Code Section 1042. Qualifying Employer Securities that have been acquired by the Plan in a sale to which Code Section 1042 applies shall not be allocated during the non-allocation period directly or indirectly under the Plan (or any qualified plan of any Employer) to the Accounts of:

            (1)   The individual who makes the election under Code Section 1042.

            (2)   Any individual who is related (within the meaning of Code
                  Section 267(b)) to the individual who makes the election under Code Section 1042. However, this paragraph shall not apply to lineal descendents of the individual who makes the election under Code Section 1042, provided that the aggregate amount allocated to the benefit of such lineal descendents during the non-allocation period does not exceed more than five percent (5%) of the Qualifying Employer Securities (or amounts allocated in lieu thereof) held by the Plan which are attributable to a sale to the Plan by any person related to such descendents (within the meaning of Code Section 267(c)(4)) in a transaction subject to Code Section 1042.

            The "non-allocation period" is the period for this purpose beginning on the date of the sale of the Qualifying Employer Securities to the Plan and ending on the later of the date which is ten (10) years after the date of sale or the date of the allocation attributable to the final payment of an Exempt Loan incurred in connection with such sale to the Plan.

            Further, notwithstanding any contrary provision of the Plan, Qualifying Employer Securities that have been acquired by the Plan in a sale to which Code Section 1042 applies shall not be allocated, during or after the non-allocation period, directly or indirectly under the Plan (or any qualified plan of any Employer) to the Account of any individual who owns (after application of the aggregation rules of Code Section 318(a) applied without regard to the employee trust exception in Code Section 318(a)(2)(B)(i)) more than twenty-five percent (25%) of any class of outstanding stock of any Employer, or the total value of any class of outstanding stock of the Employer.

      (b) S-Corporation Shareholders. For Plan Years beginning after December 31, 2004, if the Plan holds Qualifying Employer Securities of an S Corporation, no allocations of such Qualifying Employer Securities shall be made to disqualified persons during any nonallocation year. The terms "disqualified person" and "nonallocation year" shall have the meaning set forth under Code Section 409(p).

                                   ARTICLE IV

                           INVESTMENT OF CONTRIBUTIONS

SECTION 4.01--INVESTMENT AND TIMING OF CONTRIBUTIONS.

      The handling of Contributions is governed by the provisions of the Trust Agreement, the Annuity Contract, and any other funding arrangement in which the Plan Fund is or may be held or invested. To the extent permitted by the Trust Agreement, Annuity Contract, or other funding arrangement, the parties named below shall direct the Contributions to the guaranteed benefit policy portion of the Annuity Contract, any of the investment options available under the Annuity Contract, or any of the investment vehicles available under the Trust Agreement and may request the transfer of amounts resulting from those Contributions between such investment options and investment vehicles or the transfer of amounts between the guaranteed benefit policy portion of the Annuity Contract and such investment options and investment vehicles.

      The Plan, other than the ESOP Elective Deferral Contribution Account, the ESOP Matching Contribution Account and the ESOP Discretionary Contribution Account, is intended to qualify under ERISA Section 404(c). Accordingly, a Participant or Beneficiary (following the death of the Participant) generally shall be allowed to direct the investment of his Contributions (other than his ESOP Elective Deferral, Matching and Discretionary Contributions), and a Participant, Beneficiary or Alternate Payee generally shall be allowed to direct the investment of his Account (other than his ESOP Elective Deferral, Matching and Discretionary Contribution Accounts) among the guaranteed benefit policy portion of the Annuity Contract, any of the investment options available under the Annuity Contract, or any of the investment vehicles available under the Trust Agreement excluding the Qualifying Employer Securities Fund. Any investment direction may be given in such percentage or dollar increments, in such manner and in accordance with such other rules as may be prescribed for this purpose by the Plan Administrator (including by means of a voice response or other electronic system under circumstances so authorized by the Employer). Investment directions will be processed as soon as administratively practicable after proper investment directions are received from the Participant, Beneficiary or Alternate Payee. The Plan provides no guarantee that investment directions will be processed on a daily basis, and provides no guarantee in any respect as to the processing time of an investment direction. Circumstances may arise from time to time where investment direction is not available under the Plan (for example, a "blackout period" may be imposed to facilitate account or fund transitions). The Plan Administrator further reserves the right to delay any investment transaction for any legitimate business reason (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a record keeper to timely receive values or prices, to correct for its errors or omissions or the errors or omissions of any record keeper or other service provider). With respect to any investment transaction, the processing date of the transaction will be considered the applicable Valuation Date for that transaction and will be binding for all purposes of the Plan. All investment directions will be complete as to the terms of the investment transaction and will remain in effect until a new investment direction is filed by the Participant, Beneficiary or Alternate Payee.

      A Participant may not direct the Trustee or Insurer to invest the Participant's Account in collectibles. Collectibles mean any work of art, rug or antique, metal or gem, stamp or coin, alcoholic beverage, or other tangible personal property specified by the Secretary of the Treasury. However, for tax years beginning after December 31, 1997, certain coins and bullion as provided in Code Section 408(m)(3) shall not be considered collectibles. To the extent that a Participant who has investment direction fails to give timely direction, the Primary Employer shall direct the investment of his Account. If the Primary Employer has investment direction, such Account shall be invested ratably in the guaranteed benefit policy portion of the Annuity Contract, the investment options available under the Annuity Contract, or the investment vehicles available under the Trust Agreement in the same manner as the Accounts of all other Participants who do not direct their investments. The Primary Employer shall have investment direction for amounts which have not been allocated to Participants. To the extent an investment is no longer available, the Primary Employer may require that amounts currently held in such investment be reinvested in other investments.

      At least annually, the Named Fiduciary shall review all pertinent Employee information and Plan data in order to establish the funding policy of the Plan and to determine appropriate methods of carrying out the Plan's objectives. The Named Fiduciary shall inform the Trustee and any Investment Manager of the Plan's short-term and long-term financial needs so the investment policy can be coordinated with the Plan's financial requirements.

      (a) Employer Contributions other than Elective Deferral Contributions, ESOP Elective Deferral Contributions, ESOP Matching Contributions and ESOP Discretionary Contributions: The Participant shall direct the investment of such Employer Contributions and transfer of amounts resulting from those Contributions.

      (b)   Elective Deferral Contributions other than ESOP Elective Deferral
            Contributions: The Participant shall direct the investment of Elective Deferral Contributions and transfer of amounts resulting from those Contributions.

      (c) Rollover Contributions: The Participant shall direct the investment of Rollover Contributions and transfer of amounts resulting from those Contributions.

      (d) ESOP Elective Deferral Contributions, ESOP Matching Contributions and ESOP Discretionary Contributions: These amounts shall be invested in Qualifying Employer Securities. The Participant shall direct the investment of such Contributions and transfer of amounts resulting from those Contributions.

      However, the Named Fiduciary may delegate to the Investment Manager investment discretion for Contributions and amounts which are not subject to Participant direction.

      The Employer shall pay to the Insurer or Trustee, as applicable, the Elective Deferral Contributions and Qualified Nonelective Contributions for each Plan Year not later than the end of the 12-month period immediately following the Plan Year for which they are deemed to be paid.

      All Contributions are forwarded by the Employer to the Trustee to be deposited in the Trust Fund or to the Insurer to be deposited under the Annuity Contract, as applicable. Contributions that are accumulated through payroll deduction shall be paid to the Trustee or Insurer, as applicable, by the earlier of (i) the date the Contributions can reasonably be segregated from the Employer's assets, or (ii) the 15th business day of the month following the month in which the Contributions would otherwise have been paid in cash to the Participant.

SECTION 4.02--INVESTMENT IN QUALIFYING EMPLOYER SECURITIES.

      (a) ESOP Designation. The portion of the Plan that consists of the ESOP Elective Deferral Contribution Accounts, the ESOP Matching Contribution Accounts, the ESOP Discretionary Contribution Accounts and the Unallocated Reserve is an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) and is designed to invest primarily in Qualifying Employer Securities. All shares of Qualifying Employer Securities held under the Plan will be held in the Trust Fund in the name of the Trustee or the nominee of the Trustee.

      (b) Statutory Diversification. Each Qualified Account Holder shall be eligible to make a diversification election with respect to the Qualifying Employer Securities

            (1) Diversification Election: Each Qualified Account Holder may make an election within ninety (90) days after the close of each Plan Year during the Qualified Election Period to direct the Trustee in writing as to the investment of 25 percent (25%) of the number of shares of Qualifying Employer Securities that have ever been credited to his ESOP Elective Deferral, ESOP Matching and ESOP Discretionary Contribution Accounts, reduced by the number of shares of Qualifying Employer Securities that have previously been diversified pursuant to either subsection (b) or this subsection (c).

            (2) Final Election: For the last Plan Year in the Qualified Election Period, 50 percent (50%) shall be substituted for 25 percent (25%), in paragraph (1) above.

            (3) Procedures: The elections under this section must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Employer. If the Qualified Account Holder elects to direct the Trustee as to the investment of his ESOP Elective Deferral, ESOP Matching and ESOP Discretionary Contribution Accounts, such direction shall be effective no later than 180 days after the close of the Plan Year to which such direction applies. Any amounts in the ESOP Elective Deferral, ESOP Matching and ESOP Discretionary Contribution Accounts with respect to which a Qualified Account Holder elects to direct investment pursuant to this Section shall be transferred to a diversification account and invested as the Qualified Account Holder directs pursuant to
                  Section 4.01.

            (4) Definition of Qualified Account Holder: For purposes of this section, "Qualified Account Holder" means a Participant or former Participant or the Beneficiary or Alternate Payee with respect to such Participant or former Participant.

            (5) Definition of Qualified Election Period: For purposes of this section, "Qualified Election Period" means the six Plan Year period beginning with the Plan Year in which the Participant first becomes a Qualified Participant.

      (c) Dividends. For purposes of determining dividends, shares of Qualifying Employer Securities shall be deemed to be credited to the ESOP Elective Deferral, Matching or Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of a dividend if they are credited to his ESOP Elective Deferral, Matching or Discretionary Contribution Account as of the close of the day prior to the ex-date of such dividend (or, if the ex-date is after the record date, as of the close of the day prior to the record date).

            (1) Stock Dividend. In the event of any stock dividend or any stock split, such dividend or split shall be credited to the Accounts based on the number of shares of Qualifying Employer Securities credited to each Account as of the payable date of such dividend or split.

            (2) Cash Dividend. As determined by the Employer, cash dividends paid on shares of Qualifying Employer Securities credited to an ESOP Elective Deferral, Matching or Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of such dividend will be either (i) applied to repay an Exempt Loan then outstanding (but only if such Qualifying Employer Security is attributable to such Exempt Loan); (ii) made subject to the election procedure described in paragraph (3) below; or (iii) retained in the Trust and treated as net income of the Trust. The Employer shall not direct that dividends paid on shares of Qualifying Employer Securities held in the ESOP Elective Deferral, Matching or Discretionary Contribution Accounts be applied to repay an Exempt Loan, unless the shares of Qualifying Employer Securities released from the Unallocated Reserve will have a value at least sufficient to allow for the full allocation required in step one under the allocation of ESOP Discretionary

                  Contributions provisions of the ALLOCATIONS SECTION of Article 3 (the Employer may make ESOP Discretionary Contributions necessary to allow for such full allocation).

                  In addition, dividends or S corporation distributions attributable to Qualified Employer Securities held in the Unallocated Suspense Account (as a result of an Exempt Loan) shall be allocated to Participants' Accounts as earnings of the Trust available to repay an Exempt Loan to the extent allowed by ERISA. Such earnings shall be allocated in proportion to the shares of Qualifying Employer Securities held in a Participant's Account as of the Record Date of the dividend or S corporation distribution.

            (3) Cash Dividend Election. If the Employer elects, cash dividends paid on shares of Qualifying Employer Securities credited to an ESOP Elective Deferral, Matching, Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of such dividend will be:

                  (A) Paid to the Participant, Beneficiary or Alternate Payee if so elected under the procedure outlined below; or

                  (B) Otherwise, added to the balance of his Account as soon as administratively practicable after such dividends are paid into the Trust Fund.

                  A Participant, Beneficiary or Alternate Payee may elect to have cash dividends on shares of Qualifying Employer Securities credited to his ESOP Elective Deferral, ESOP Matching and ESOP Discretionary Contribution Accounts either paid to him in cash or added to the balance of his Account and reinvested in Qualifying Employer Securities. Cash dividends that the Participant, Beneficiary or Alternate Payee elects to receive in cash will be paid on or as soon as administratively practicable following the payable date of such dividend. Cash dividends that the Participant, Beneficiary or Alternate Payee elects to have reinvested in Qualifying Employer Securities will be credited to a separate source account that reflects only such cash dividends, and shall be reinvested in additional shares of Qualifying Employer Securities on or as soon as administratively practicable following the payable date of such dividend.

                  Shares of Qualifying Employer Securities shall be deemed to be credited to the ESOP Elective Deferral, ESOP Matching, ESOP Discretionary Contribution Account of a Participant, Beneficiary or Alternate Payee as of the record date of a dividend if they are credited to his ESOP Elective Deferral, ESOP Matching, ESOP Discretionary Contribution Account as of the close of the day prior to the ex-date of such dividend (or, if the ex-date is after the record date, as of the close of the day prior to the record date).

                  An election hereunder must be made in such manner and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator (including by means of a voice response or other electronic system under circumstances so authorized by the Plan Administrator). In the absence of an affirmative election received by the deadline established for this purpose by the Plan Administrator (which shall be no less than thirty (30) days after notice of the dividend election is provided), a Participant, Beneficiary or Alternate Payee will be deemed to have elected to have cash dividends added to his Account and reinvested in Qualifying Employer Securities. To the extent so prescribed by the Plan Administrator, an election hereunder will be "evergreen" - that is, it will continue to apply until changed by the Participant, Beneficiary or Alternate Payee. Under the rules prescribed by the Plan Administrator, a Participant, Beneficiary or Alternate Payee shall be allowed to revise his election no less than once a year, and if there is a change in the terms of the Plan governing the manner in which dividends are paid or distributed, a Participant, Beneficiary or Alternate Payee shall be allowed a reasonable opportunity to make a new election.

                  The Account of a Participant, Beneficiary or Alternate Payee may be charged with the distribution costs (for example, the actual check-writing fee) of any distribution made at his election under this Section.

      (d) Authorization for Exempt Loan. The Employer may direct that the Plan engage in an Exempt Loan that satisfies the following requirements:

            (1) Lender. The Exempt Loan may be made by the Employer or any lender acceptable to the Employer, and may be made or guaranteed by a party in interest (as defined in ERISA Section 3(14)) or a disqualified person (as defined in Code Section
                  4975).

            (2) Use of Loan Proceeds. The Exempt Loan must be used within a reasonable time after receipt to acquire shares of Qualifying Employer Securities for the Unallocated Reserve or to repay a prior Exempt Loan (or for any combination of the foregoing purposes).

            (3) No Recourse Against Trust Fund. The Exempt Loan must be without recourse against the Plan except that:

                  (i) The Qualifying Employer Securities acquired with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and the Qualifying Employer Securities acquired with the proceeds of a prior Exempt Loan which is repaid with the proceeds of the Exempt Loan may be pledged or otherwise used to secure repayment of the Exempt Loan, and

                  (ii) Any ESOP Discretionary Contributions that are made for the purpose of satisfying the obligations under the Exempt Loan (and earnings thereon) may be pledged or otherwise used to secure repayment of the Exempt Loan, and

                  (iii) The earnings attributable to shares of Qualifying
                        Employer Securities acquired with the proceeds of an Exempt Loan may be used to repay that Exempt Loan or any renewal or extension thereof, and

                  (iv) The earnings attributable to unallocated shares of Qualifying Employer Securities that were acquired with the proceeds of an Exempt Loan may be pledged or otherwise used as security for another Exempt Loan.

            (4) Term of Loan. The Exempt Loan must provide for principal and interest to be paid over a specific term, and not payable upon demand except in the event of default.

            (5) Release of Shares from Unallocated Reserve. The number of shares released each Plan Year shall equal "A" multiplied by "B" where:

                  "A" = the number of shares held in the Unallocated Reserve immediately before the release;

                  "B" = a fraction, the numerator of which is equal to the principal and interest paid on the Exempt
                          Loan for the Plan Year and the denominator of which is equal to the sum of the numerator and the total principal and interest scheduled to be paid on the Exempt Loan for all future Plan Years (without consideration of possible extensions or renewal periods).

                  If the interest rate under the Exempt Loan is variable, the amount of interest to be paid in future Plan Years shall be calculated by using the interest rate in effect on the last day of the current Plan Year.

                  Alternatively, if the conditions of Treasury Regulation 54.4975-7(b)(8)(ii) are met, "B" may be calculated as a fraction, the numerator of which is equal to the principal paid on the Exempt Loan for the Plan Year and the denominator of which is equal to the sum of the numerator and the total principal scheduled to be paid on the Exempt Loan for all future Plan Years (without consideration of possible extensions or renewal periods).

                  If an Exempt Loan is repaid as a result of a refinancing by another Exempt Loan, such repayment shall not be considered a repayment under this subsection and the release of shares thereafter shall be determined by aggregating principal and interest on the loan and any refinancing of the loan.

            (6) Interest Rate. The Exempt Loan must bear interest at a fixed or variable rate that is not in excess of a reasonable rate of interest considering all relevant factors (including, but not limited to, the amount and duration of the loan, the security given, the guarantees involved, the credit standing of the Plan, the Employer, and the guarantors, and the generally prevailing rates of interest).

            (7) Default. The Exempt Loan must provide that, in the event of default, the fair market value of Qualifying Employer Securities and other assets which can be transferred in satisfaction of the loan must not exceed the amount of the loan. If the lender is a party in interest or disqualified person, the loan must provide for a transfer of Plan assets upon default only upon and to the extent of the failure of the Plan to satisfy the payment schedule of the Exempt Loan.

            (8) Restrictions. Unless required under Code Section 409(h), no options, puts, call, rights of first refusal or other restrictions on alienability will attach to any shares of Qualifying Employer Securities acquired with the proceeds of an Exempt Loan and held in the Trust Fund or distributed from the Plan, whether or not this Plan continues to be an employee stock ownership plan with the meaning of Code Section 4975(e)(7).

      (e) Valuation of Qualifying Employer Securities. For purposes of determining the annual valuation of the Plan, and for reporting to Participants and regulatory authorities, the assets of the Plan shall be valued at least annually on the Valuation Date which corresponds to the last day of the Plan Year. The fair market value of Qualifying Employer Securities shall be determined on such Valuation Date. The prices of Qualifying Employer Securities as of the date of the transaction shall apply for purposes of valuing distributions and other transactions of the Plan to the extent such value is representative of the fair market value of such securities in the opinion of the Plan Administrator. The value of a Participant's Account held in the Qualifying Employer Securities Fund may be expressed in units.

            If the Qualifying Employer Securities are not publicly traded, or if an extremely thin market exists for such securities so that reasonable valuation may not be obtained from the market place, then such securities must be valued at least annually by an independent appraiser who is not associated with the Employer, the Plan Administrator, the Trustee, or any person related to any fiduciary under the Plan. The independent appraiser may be associated with a person who is merely a contract administrator with respect to the Plan, but who exercises no discretionary authority and is not a plan fiduciary.

            If there is a public market for Qualifying Employer Securities of the type held by the Plan, then the Plan Administrator may use as the value of the securities the price at which such securities trade in such market. If the Qualifying Employer Securities do not trade on the relevant date, or if the market is very thin on such date, then the Plan Administrator may use for the valuation the next preceding trading day on which the trading prices are representative of the fair market value of such securities in the opinion of the Plan Administrator.

      (f) Purchases or Sales of Qualifying Employer Securities. The Plan Administrator may direct the Trustee to sell, resell, or otherwise dispose of Qualifying Employer Securities to any person, including the Employer, provided that any such sales to any disqualified person or party-in-interest, including the Employer, will be made at not less than the fair market value and no commission will be charged. Any such sale shall be made in conformance with ERISA
            Section 408(e). If it is necessary to purchase Qualifying Employer Securities for the Trust Fund, such purchase may be on the open market or from the Employer or any member of the Controlled Group. All purchases of Qualifying Employer Securities shall be made at a price, or prices, which, in the judgement of the Plan Administrator, do not exceed the fair market value of such securities. If shares are purchase from or sold to the Employer or a member of the Controlled Group, the purchase or sale will be made at the price determined under paragraph (f) above.

            In the event that the Trustee acquires Qualifying Employer Securities by purchase from a "disqualified person" as defined in Code Section 4975(e)(2) or from a "party-in-interest" as defined in ERISA Section 3(14), the terms of such purchase shall contain the provision that in the event there is a final determination by the Internal Revenue Service, the Department of Labor, or court of competent jurisdiction that the fair market value of such securities as of the date of purchase was less than the purchase price paid by the Trustee, then the seller shall pay or transfer, as the case may be, to the Trustee an amount of cash or shares of Qualifying Employer Securities equal in value to the difference between the purchase price and such fair market value for all such shares. In the event that cash or shares of Qualifying Employer Securities are paid or transferred to the Trustee under this provision, such securities shall be valued at their fair market value as of the date of such purchase, and interest at a reasonable rate from the date of purchase to the date of payment or transfer shall be paid by the seller on the amount of cash paid.

      (g) Compliance with Securities Laws. The Employer is responsible for compliance with any applicable Federal or state securities law with respect to all aspects of the Plan except for the Trustee's obligation to report its ownership of Qualifying Employer Securities. If the Qualifying Employer Securities or interest in this Plan are required to be registered in order to permit investment in the Qualifying Employer Securities Fund as provided in this section, then such investment will not be effective until the later of the effective date of the Plan or the date such registration or qualification is effective. The Employer, at its own expense, will take or cause to be taken any and all such actions as may be necessary or appropriate to effect such registration or qualification. Further, if the Trustee is directed to dispose of any Qualifying Employer Securities held under the Plan under circumstances which require registration or qualification of the securities under applicable Federal or state securities laws, then the Employer will, at its own expense, take or cause to be taken any and all such action as may be necessary or appropriate to effect such registration or qualification. The Employer is responsible for all compliance requirements under Section 16 of the Securities Act.

                                    ARTICLE V

                                    BENEFITS

SECTION 5.01--RETIREMENT BENEFITS.

      On a Participant's Retirement Date, his Vested Account shall be distributed to him according to the distribution of benefits provisions of
Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.02--DEATH BENEFITS.

      If a Participant dies before his Annuity Starting Date, his Vested Account shall be distributed according to the distribution of benefits provisions of
Article VI and the provisions of the SMALL AMOUNTS SECTION of Article X.

SECTION 5.03--VESTED BENEFITS.

      If an Inactive Participant's Vested Account is not payable under the SMALL AMOUNTS SECTION of Article X, he may elect, but is not required, to receive a distribution of his Vested Account after he ceases to be an Employee. A distribution under this paragraph shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI.

      A Participant may not elect to receive a distribution under the provisions of this section after he again becomes an Employee until he subsequently ceases to be an Employee and meets the requirements of this section.

      If an Inactive Participant does not receive an earlier distribution, upon his Retirement Date or death, his Vested Account shall be distributed according to the provisions of the RETIREMENT BENEFITS SECTION or the DEATH BENEFITS SECTION of Article V.

      The Nonvested Account of an Inactive Participant who has ceased to be an Employee shall remain a part of his Account until it becomes a Forfeiture. However, if he again becomes an Employee so that his Vesting Percentage can increase, the Nonvested Account may become a part of his Vested Account.

SECTION 5.04--WHEN BENEFITS START.

      (a) Unless otherwise elected, benefits shall begin before the 60th day following the close of the Plan Year in which the latest date below occurs:

            (1) The date the Participant attains age 65 (or Normal Retirement Age, if earlier).

            (2)   The 10th anniversary of the Participant's Entry Date.

            (3)   The date the Participant ceases to be an Employee.

            Notwithstanding the foregoing, the failure of a Participant to consent to a distribution while a benefit is immediately distributable, within the meaning of the ELECTION PROCEDURES SECTION of Article VI, shall be deemed to be an election to defer the start of benefits sufficient to satisfy this section.

            The Participant may elect to have his benefits begin after the latest date for beginning benefits described above, subject to the following provisions of this section. The Participant shall make the election in writing. Such election must be made before his Normal Retirement Date or the date he ceases to be an Employee, if later. The election must describe the form of distribution and the date benefits will begin. The Participant shall not elect a date for beginning benefits or a form of distribution that would result in a benefit payable when he dies which would be more than incidental within the meaning of governmental regulations.

            Benefits shall begin on an earlier date if otherwise provided in the Plan. For example, the Participant's Retirement Date or Required Beginning Date, as defined in the DEFINITIONS SECTION of Article VII.

      (b) The Participant's Vested Account which results from Elective Deferral Contributions and Qualified Nonelective Contributions may not be distributed to a Participant or to his Beneficiary (or Beneficiaries) in accordance with the Participant's or Beneficiary's (or Beneficiaries') election, earlier than separation from service, death, or disability. Such amount may also be distributed upon:

            (1)   Termination of the Plan, as permitted in Article VIII.

            (2) The disposition by the Employer, if the Employer is a corporation, to an unrelated corporation of substantially all of the assets, within the meaning of Code Section 409(d)(2), used in a trade or business of the Employer if the Employer continues to maintain the Plan after the disposition, but only with respect to Employees who continue employment with the corporation acquiring such assets.

            (3) The disposition by the Employer, if the Employer is a corporation, to an unrelated entity of the Employer's interest in a subsidiary, within the meaning of Code Section 409(d)(3), if the Employer continues to maintain the Plan, but only with respect to Employees who continue employment with such subsidiary.

            (4) The attainment of age 59 1/2 as permitted in the WITHDRAWAL BENEFITS SECTION of this article.

            (5) The hardship of the Participant as permitted in the WITHDRAWAL BENEFITS SECTION of this article.

            All distributions that may be made pursuant to one or more of the foregoing distributable events will be a retirement benefit and shall be distributed to the Participant according to the distribution of benefit provisions of Article VI. In addition, distributions that are triggered by (1), (2) and (3) above must be made in a lump sum. A lump sum shall include a distribution of an annuity contract.

      (c) The Participant's Vested Account which results from ESOP Elective Deferral Contributions, ESOP Matching Contributions and ESOP Discretionary Contributions are subject to the following special distribution rights:

            (1) After a Participant attains age 62, the Participant, until he retires, has a continuing right to elect to receive all of his Vested ESOP Discretionary Contribution Account.

            (2) Unless the Participant elects in writing to have the Trustee apply other distribution provisions of the Plan, or unless other distribution provisions of the Plan require earlier distribution, the Trustee shall distribute the portion of the Participant's ESOP Elective Deferral, Matching, and Discretionary Contribution Accounts attributable to Qualifying Employer Securities (the "Eligible Portion") no later that time prescribed below:

                  (A) If the Participant terminated employment by reason of the attainment of Normal Retirement Age, death or disability, the Plan Administrator shall direct the Trustee to distribute the Eligible Portion not later than one year after the close of the Plan Year in which that event occurs.

                  (B) If the Participant terminates employment for any other reason, the Plan Administrator shall direct the Trustee to distribute the Eligible Portion not later than one year after the close of the Plan Year in which the Participant terminated employment. If the Participant resumes employment with an Employer on or before the last day of the fifth Plan Year following the Plan Year of his termination of employment, the distribution of this subparagraph (B) do not apply.

                  For purposes of this paragraph (2), Qualifying Employer Securities do not include any Qualifying Employer Securities acquired with the proceeds of an Exempt Loan until the close of the Plan Year in which the borrower repays the Exempt Loan in full.

SECTION 5.05--WITHDRAWAL BENEFITS.

      A Participant may withdraw any part of his Vested Account which results from the following Contributions:

      Elective Deferral Contributions

in the event of hardship due to an immediate and heavy financial need. Withdrawals from the Participant's Account resulting from Elective Deferral Contributions shall be limited to the amount of the Participant's Elective Deferral Contributions plus income allocable thereto credited to his Account as of December 31, 1988. Immediate and heavy financial need shall be limited to:
(i) expenses incurred or necessary for medical care, described in Code Section 213(d), of the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152); (ii) purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, his spouse, children, or dependents; (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or (v) any other distribution which is deemed by the Commissioner of Internal Revenue to be made on account of immediate and heavy financial need as provided in Treasury regulations.

      No withdrawal shall be allowed which is not necessary to satisfy such immediate and heavy financial need. Such withdrawal shall be deemed necessary only if all of the following requirements are met: (i) the distribution is not in excess of the amount of the immediate and heavy financial need (including amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution); (ii) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer (including currently available cash dividends on Qualifying Employer Securities); (iii) the Plan, and all other plans maintained by the Employer, provide that the Participant's elective contributions and participant contributions will be suspended for at least 12 months after receipt of the hardship distribution; and (iv) the Plan, and all other plans maintained by the Employer, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under Code Section 402(g) for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship distribution. The Plan will suspend elective contributions and participant contributions for 12 months and limit elective deferrals as provided in the preceding sentence. A Participant shall not cease to be an Eligible Participant, as defined in the EXCESS AMOUNTS SECTION of Article III, merely because his elective contributions or participant contributions are suspended.

      A request for withdrawal shall be made in such manner and in accordance with such rules as the Employer will prescribe for this purpose (including by means of voice response or other electronic means under circumstances the Employer permits). Withdrawals shall be a retirement benefit and shall be distributed to the Participant according to the distribution of benefits provisions of Article VI. A forfeiture shall not occur solely as a result of a withdrawal.

SECTION 5.06--DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS.

      The Plan specifically permits distributions to an Alternate Payee under a qualified domestic relations order as defined in Code Section 414(p), at any time, irrespective of whether the Participant has attained his earliest retirement age, as defined in Code Section 414(p), under the Plan. A distribution to an Alternate Payee before the Participant has attained his earliest retirement age is available only if the order specifies that distribution shall be made prior to the earliest retirement age or allows the Alternate Payee to elect a distribution prior to the earliest retirement age.

      Nothing in this section shall permit a Participant to receive a distribution at a time otherwise not permitted under the Plan nor shall it permit the Alternate Payee to receive a form of payment not permitted under the Plan.

      The benefit payable to an Alternate Payee shall be subject to the provisions of the SMALL AMOUNTS SECTION of Article X if the value of the benefit does not exceed $5,000.

      The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the Participant and the Alternate Payee named in the order, in writing, of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the Participant and each Alternate Payee, in writing, of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations. The Plan Administrator may treat as qualified any domestic relations order entered into before January 1, 1985, irrespective of whether it satisfies all the requirements described in Code Section 414(p).

      If any portion of the Participant's Vested Account is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, a separate accounting shall be made of the amount payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts are first payable following receipt of the order, the payable amounts shall be distributed in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18-month determination period, the payable amounts shall be distributed in the manner the Plan would distribute if the order did not exist and the order shall apply prospectively if the Plan Administrator later determines the order is a qualified domestic relations order.

      If a domestic relations order divides an Account that is invested in the Qualifying Employer Securities Fund, and a cash dividend on Qualifying Employer Securities becomes payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order then the following will apply:

      (a) If the division date specified in the order is prior to the ex-date of such dividend, then so much of the dividend that is attributable to the Alternate Payee's share of the investment in the Qualifying Employer Security Fund shall be deemed to be earnings on the Alternate Payee share. If the Participant has elected to receive the dividend in cash, the Alternate Payee's portion of the dividend shall be drawn from the remaining portion of the Account after payment of the dividend to the Participant.

      (b) If the division date specified in the order is on or after the ex-date of such dividend, then no portion of the dividend shall be attributed to the Alternate Payee.

      The Plan shall make payments or distributions required under this section by separate benefit checks or other separate distribution to the Alternate Payee(s).

                                   ARTICLE VI

                            DISTRIBUTION OF BENEFITS

SECTION 6.01--AUTOMATIC FORMS OF DISTRIBUTION.

      Unless an optional form of benefit is selected pursuant to a qualified election within the election period (see the ELECTION PROCEDURES SECTION of this article), the automatic form of benefit payable to or on behalf of a Participant is determined as follows:

      (a) Retirement Benefits. The automatic form of retirement benefit for a Participant who does not die before his Annuity Starting Date shall be a single sum payment.

      (b) Death Benefits. The automatic form of death benefit for a Participant who dies before his Annuity Starting Date shall be a single-sum payment to the Participant's Beneficiary.

SECTION 6.02--OPTIONAL FORMS OF DISTRIBUTION.

      (a) Retirement Benefits. The optional forms of retirement benefit shall be the following: (i) a fixed period installment option and (ii) a fixed payment installment option. The fixed period and fixed payment installment options shall not be available if the Participant has not separated from service. A single sum payment is also available.

            The fixed period installment option is an optional form of benefit under which the Participant elects to receive substantially equal annual payments over a fixed period of whole years. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

            The fixed payment installment option is an optional form of benefit under which the Participant elects to receive a specified dollar amount each year. The annual payment may be paid in annual, semi-annual, quarterly, or monthly installments as elected by the Participant. The Participant may elect to receive additional payments.

            If the Plan is amended to eliminate or restrict an optional form of distribution and the Plan provides a single sum distribution form that is otherwise identical to the optional form of distribution eliminated or restricted, the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

            Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

            Any annuity contract distributed shall be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or spouse shall comply with the requirements of this Plan.

      (b) Death Benefits. The optional forms of death benefit are a single-sum payment and any annuity that is an optional form of retirement benefit. However, the fixed period and fixed payment installment options shall not be payable if the Beneficiary is not the spouse of the deceased Participant.

            Election of an optional form is subject to the qualified election provisions of the ELECTION PROCEDURES SECTION of this article and the distribution requirements of Article VII.

SECTION 6.03--ELECTION PROCEDURES.

      The Participant or Beneficiary shall make any election under this section in writing. The Plan Administrator may require such individual to complete and sign any necessary documents as to the provisions to be made. Any election permitted under (a) and (b) below shall be subject to the qualified election provisions of (c) below.

      (a) Retirement Benefits. A Participant may elect his Beneficiary and may elect to have retirement benefits distributed under any of the optional forms of retirement benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

      (b) Death Benefits. A Participant may elect his Beneficiary and may elect to have death benefits distributed under any of the optional forms of death benefit available in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article.

            If the Participant has not elected an optional form of distribution for the death benefit payable to his Beneficiary, the Beneficiary may, for his own benefit, elect the form of distribution, in like manner as a Participant.

      (c) Qualified Election. The Participant or Beneficiary may make an election at any time during the election period. The Participant or Beneficiary may revoke the election made (or make a new election) at any time and any number of times during the election period. An election is effective only if it meets the consent requirements below.

            (1) Election Period for Retirement Benefits. The Participant may make an election as to retirement benefits at any time before the Annuity Starting Date.

            (2) Election Period for Death Benefits. A Participant may make an election as to death benefits at any time before he dies. The Beneficiary's election period begins on the date the Participant dies and ends on the date benefits begin.

            (3) Consent to Election. If the Participant's Vested Account exceeds $5,000, any benefit which is immediately distributable requires the consent of the Participant.

                  The consent of the Participant to a benefit which is immediately distributable must not be made before the date the Participant is provided with the notice of the ability to defer the distribution. Such consent shall be made in writing.

                  The consent shall not be made more than 90 days before the Annuity Starting Date. The consent of the Participant shall not be required to the extent that a distribution is required to satisfy Code Section 401(a)(9) or Code Section 415.

                  In addition, upon termination of this Plan, if the Plan does not offer an annuity option (purchased from a commercial provider), and if the Employer (or any entity within the same Controlled Group) does not maintain another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's Account balance will, without the Participant's consent, be distributed to the Participant. However, if any entity within the same Controlled Group maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)) then the Participant's Account will be transferred, without the Participant's consent, to the other plan if the Participant does not consent to an immediate distribution.

                  A benefit is immediately distributable if any part of the benefit could be distributed to the Participant before the Participant attains the older of Normal Retirement Age or age 62.

                  Spousal consent is needed to name a Beneficiary other than the Participant's spouse. If a Participant names a Beneficiary other than his spouse, the spouse has the right to limit consent only to a specific Beneficiary. The spouse can relinquish such right. Such consent shall be in writing. The spouse's consent shall be witnessed by a plan representative or notary public. The spouse's consent must acknowledge the effect of the election, including that the spouse had the right to limit consent only to a specific Beneficiary and that the relinquishment of such right was voluntary. Unless the consent of the spouse expressly permits designations by the Participant without a requirement of further consent by the spouse, the spouse's consent must be limited to the Beneficiary, class of Beneficiaries, or contingent Beneficiary named in the election.

                  Spousal consent is not required, however, if the Participant establishes to the satisfaction of the plan representative that the consent of the spouse cannot be obtained because there is no spouse or the spouse cannot be located. A spouse's consent under this paragraph shall not be valid with respect to any other spouse. A Participant may revoke a prior election without the consent of the spouse. Any new election will require a new spousal consent, unless the consent of the spouse expressly permits such election by the Participant without further consent by the spouse. A spouse's consent may be revoked at any time within the Participant's election period.

      (d) Dividend Distributions. Cash dividends that are available to a Participant, Beneficiary or Alternate Payee shall not be subject to the distribution form and notice requirements of this Article. If a Participant, Beneficiary or Alternate Payee elects to receive such dividends, such dividends shall be payable in a lump-sum (and only a lump-sum) in cash, and are payable without regard to any notice and consent otherwise required under the Plan.

SECTION 6.04--NOTICE REQUIREMENTS.

      Optional Forms of Retirement Benefit and Right to Defer. The Plan Administrator shall furnish to the Participant a written explanation of the optional forms of retirement benefit in the OPTIONAL FORMS OF DISTRIBUTION SECTION of this article, including the material features and relative values of these options, in a manner that would satisfy the notice requirements of Code
Section 417(a)(3) and the right of the Participant to defer distribution until the benefit is no longer immediately distributable.

      The Plan Administrator shall furnish the written explanation by a method reasonably calculated to reach the attention of the Participant no less than 30 days, and no more than 90 days, before the Annuity Starting Date.

      However, a distribution may begin less than 30 days after the notice described in this subparagraph is given, provided the Plan Administrator clearly informs the Participant that he has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and the Participant, after receiving the notice, affirmatively elects a distribution.

 SECTION 6.05--FORMS OF DISTRIBUTION FROM ESOP ELECTIVE DEFERRAL, MATCHING AND
                      DISCRETIONARY CONTRIBUTION ACCOUNTS.

      Notwithstanding any provision of this Article VI to the contrary, distributions from a Participant's ESOP Elective Deferral, Matching and Discretionary Contribution Accounts shall be governed by this Section 6.05 and
Section 6.06.

      (a) Distribution in Cash. The part of a Participant's Vested ESOP Elective Deferral, Matching, Discretionary and Diversification Accounts will be distributed in cash unless the Participant affirmatively elects under paragraph (b) below to receive the distribution in the form of Qualifying Employer Securities with cash in lieu of fractional shares. The cash value of Qualifying Employer Securities shall be equal to the fair market value of such stock determined as of the last Valuation Date prior to the date of distribution.

      (b)   Distribution in Qualifying Employer Securities. Unless subsection
            (c) applies, a Participant may elect to have the Participant's Vested ESOP Elective Deferral, Matching and Discretionary Contribution Accounts distributed in the form of Qualifying Employer Securities with cash in lieu of fractional shares. Any cash or other property in the Participant's Vested ESOP Elective Deferral, Matching or Discretionary Contribution Account ("non-stock assets") shall be used to acquire Qualifying Employer Securities for distribution but only if such Participant further elects and only if such Qualifying Employer Securities are available for purchase on the open market.

      (c) Distribution in Qualifying Employer Securities Prohibited. If the Employer's corporate charter or by-law provisions restrict ownership of substantially all outstanding Qualifying Employer Securities to Employees or to a plan or trust described in Code Section 401(a), then any distribution of a Participant's ESOP Elective Deferral, ESOP Matching and ESOP Discretionary Accounts shall only be in cash.

            For Plan Years beginning after December 31, 2004, if the Plan holds Qualifying Employer Securities of an S Corporation, no distribution of such Qualifying Employer Securities shall be made to disqualified persons during any nonallocation year unless such distribution is subject to an immediate put option to the Employer. The terms "disqualified person" and "nonallocation year" for purposes of this
            Article VI shall have the meaning set forth under Code Section
            409(p).

SECTION 6.06--PUT OPTION.

      If shares of Qualifying Employer Securities are distributed from the Fund, and if such shares are not publicly traded when distributed or are subject to a trading limitation when distributed, then such shares shall be subject to an initial and second put option as follows:

      (a) The put option shall be exercisable by the distributee (whether the Participant or a Beneficiary), any person to whom shares of Qualifying Employer Securities have passed by gift from the distributee, or any person (including an estate or the distributee from an estate) to whom the shares of Qualifying Employer Securities passed upon the death of the distributee (hereinafter referred to as the "holder").

      (b) The initial put option must be exercised during the 60-day period which begins on the date the shares of Qualifying Employer Securities are distributed from the Fund. If not exercised during that period, the initial put option shall lapse.

      (c) As soon as is reasonably practicable following the last day of the Plan Year in which the initial 60-day period expires, the Employer shall notify all of the non-electing holders of the valuation of such Qualifying Employer Securities as of the most recent Valuation Date. During the 60-day period following the receipt of such valuation notice, any such non-electing holder shall have a second put option.

      (d) The period during which the put option is exercisable shall not include any time when a holder is unable to exercise the put option because the Employer is prohibited from honoring the put option by federal or state law. If the shares of Qualifying Employer Securities are publicly traded without restriction when distributed but cease to be traded within either of the 60-day periods described herein after distribution, the Employer must notify each holder in writing on or before the tenth day after the date the shares cease to be so traded that for the remainder of the applicable 60-day period the shares are subject to a put option. The number of days between such tenth day and the date on which notice is actually given, if later than the tenth day, must be added to the duration of the put option. The notice must inform the holders of the terms of the put option.

      (e) The put option may be exercised by written notice of exercise to the Employer or its designee made on such form and in accordance with such rules as may be prescribed for this purpose by the Plan Administrator.

      (f) Upon receipt of such notice, the Employer shall tender to the holder the fair market value of the Qualifying Employer Securities (as determined under Sections 4.02(e) and (f)) for such shares.

            (i) If the Qualifying Employer Securities were distributed in a total distribution then the Employer may pay either in a lump sum or substantially equal installments (bearing a reasonable rate of interest and providing adequate security to the holder) over a period beginning within 30 days following the date the put option is exercised and ending not more than five years after the date the put option is exercised.

            (ii) If the Qualifying Employer Securities were not distributed in a total distribution then the Employer must pay the holder in a single lump sum payment.

            (iii) If payment is made in installments, the Employer shall, within
                  30 days of the date the holder exercises the put option, give the holder a promissory note for the full unpaid balance of the options price. Such note shall, at a minimum, provide adequate security, state a rate of interest reasonable under the circumstances (but at least equal to the imputed compound rate in effect as of the exercise date pursuant to the regulations promulgated under Code Sections 483 or 1274, whichever shall be applicable) and provide that the full amount of such note shall accelerate and become due immediately in the event that the Employer defaults in the payment of a scheduled payment.

      (g) The Plan Fund is not bound to purchase shares of Qualifying Employer Securities pursuant to the put option, but the Employer may direct the Trustee to cause the Plan Fund to assume the Employer's rights and obligations to acquire shares of Qualifying Employer Securities under the put option.

      (h) A "trading limitation" for this purpose means a restriction under any federal or state securities law or under any agreement affecting the shares that would make the shares not as freely tradable as shares not subject to such restriction.

      (i) A "total distribution" for this purpose means a distribution to a Participant or Beneficiary within one taxable year of such recipient to the entire balance to the credit of the Participant.

      For Plan Years beginning after December 31, 2004, if the Plan makes a distribution in Qualifying Employer Securities of an S Corporation to a disqualified person in a nonallocation year, such distribution is subject to an immediate put option to the Employer.

                                   ARTICLE VII

                            DISTRIBUTION REQUIREMENTS

SECTION 7.01--APPLICATION.

      The optional forms of distribution are only those provided in Article VI. An optional form of distribution shall not be permitted unless it meets the requirements of this article. The timing of any distribution must meet the requirements of this article.

SECTION 7.02--DEFINITIONS.

      For purposes of this article, the following terms are defined:

      APPLICABLE LIFE EXPECTANCY means Life Expectancy (or Joint and Last Survivor Expectancy) calculated using the attained age of the Participant (or Designated Beneficiary) as of the Participant's (or Designated Beneficiary's) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date Life Expectancy was first calculated. If Life Expectancy is being recalculated, the Applicable Life Expectancy shall be the Life Expectancy so recalculated. The applicable calendar year shall be the first Distribution Calendar Year, and if Life Expectancy is being recalculated, such succeeding calendar year.

      DESIGNATED BENEFICIARY means the individual who is designated as the beneficiary under the Plan in accordance with Code Section 401(a)(9) and the regulations thereunder.

      DISTRIBUTION CALENDAR YEAR means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin pursuant to (e) of the DISTRIBUTION REQUIREMENTS SECTION of this article.

      5-PERCENT OWNER means a 5-percent owner as defined in Code Section 416. A Participant is treated as a 5-percent Owner for purposes of this article if such Participant is a 5-percent Owner at any time during the Plan Year ending with or within the calendar year in which such owner attains age 70 1/2.

      In addition, a Participant is treated as a 5-percent Owner for purposes of this article if such Participant becomes a 5-percent Owner in a later Plan Year. Such Participant's Required Beginning Date shall not be later than the April 1 of the calendar year following the calendar year in which such later Plan Year ends.

      Once distributions have begun to a 5-percent Owner under this article, they must continue to be distributed, even if the Participant ceases to be a 5-percent Owner in a subsequent year.

      JOINT AND LAST SURVIVOR EXPECTANCY means joint and last survivor expectancy computed using the expected return multiples in Table VI of section 1.72-9 of the Income Tax Regulations.

      Unless otherwise elected by the Participant by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

      LIFE EXPECTANCY means life expectancy computed using the expected return multiples in Table V of section 1.72-9 of the Income Tax Regulations.

      Unless otherwise elected by the Participant (or spouse, in the case of distributions described in (e)(2)(ii) of the DISTRIBUTION REQUIREMENTS SECTION of this article) by the time distributions are required to begin, life expectancy shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

      PARTICIPANT'S BENEFIT means:

      (a) The Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to the Account balance as of the dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date.

      (b) Exception for Second Distribution Calendar Year. For purposes of (a) above, if any portion of the minimum distribution for the first Distribution Calendar Year is made in the second Distribution Calendar Year on or before the Required Beginning Date, the amount of the minimum distribution made in the second Distribution Calendar Year shall be treated as if it had been made in the immediately preceding Distribution Calendar Year.

      REQUIRED BEGINNING DATE means, for a Participant who is a 5-percent Owner, the April 1 of the calendar year following the calendar year in which he attains age 70 1/2.

      Required Beginning Date means, for any Participant who is not a 5-percent Owner, the April 1 of the calendar year following the later of the calendar year in which he attains age 70 1/2 or the calendar year in which he retires.

      The preretirement age 70 1/2 distribution option is only eliminated with respect to Participants who reach age 70 1/2 in or after a calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated such option. The preretirement age 70 1/2 distribution is an optional form of benefit under which benefits payable in a particular distribution form (including any modifications that may be elected after benefits begin) begin at a time during the period that begins on or after January 1 of the calendar year in which the Participant attains age 70 1/2 and ends April 1 of the immediately following calendar year.

      The options available for Participants who are not 5-percent Owners and attained age 70 1/2 in calendar years before the calendar year that begins after the later of December 31, 1998, or the adoption date of the amendment which eliminated the preretirement age 70 1/2 distribution shall be the following. Any such Participant attaining age 70 1/2 in years after 1995 may elect by April 1 of the calendar year following the calendar year in which he attained age 70 1/2 (or by December 31, 1997 in the case of a Participant attaining age 70 1/2 in 1996) to defer distributions until the calendar year following the calendar year in which he retires. Any such Participant attaining age 70 1/2 in years prior to 1997 may elect to stop distributions which are not purchased annuities and recommence by the April 1 of the calendar year following the year in which he retires. There shall be a new Annuity Starting Date upon recommencement.

SECTION 7.03--DISTRIBUTION REQUIREMENTS.

      (a)   General Rules.

            (1) The requirements of this article shall apply to any distribution of a Participant's interest and shall take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this article apply to calendar years beginning after December 31, 1984.

            (2) All distributions required under this article shall be determined and made in accordance with the proposed regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

            (3) With respect to distributions under the Plan made on or after June 14, 2001, for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001 (the 2001 Proposed Regulations), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such Participant for 2001 on or after such date. If the total amount of required minimum distributions made to a Participant for 2001 prior to June 14, 2001, are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. These provisions shall continue in effect until the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

      (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's Required Beginning Date.

      (c) Limits on Distribution Periods. As of the first Distribution Calendar Year, distributions, if not made in a single sum, may only be made over one of the following periods (or combination thereof):

            (1)   the life of the Participant,

            (2)   the life of the Participant and a Designated Beneficiary,

            (3) a period certain not extending beyond the Life Expectancy of the Participant, or

            (4) a period certain not extending beyond the Joint and Last Survivor Expectancy of the Participant and a Designated Beneficiary.

      (d) Determination of Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules shall apply on or after the Required Beginning Date:

            (1)   Individual Account.

                  (i)   If a Participant's Benefit is to be distributed over

                        A. a period not extending beyond the Life Expectancy of the Participant or the Joint Life and Last Survivor Expectancy of the Participant and the Participant's Designated Beneficiary, or

                        B. a period not extending beyond the Life Expectancy of the Designated Beneficiary,

                        the amount required to be distributed for each calendar year beginning with the distributions for the first Distribution Calendar Year, must be at least equal to the quotient obtained by dividing the Participant's Benefit by the Applicable Life Expectancy.

                  (ii) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the Designated Beneficiary, the method of distribution selected must assure that at least 50 percent of the present value of the amount available for distribution is paid within the Life Expectancy of the Participant.

                  (iii) For calendar years beginning after December 31, 1988, the amount to be distributed each year, beginning with distributions for the first Distribution Calendar Year shall not be less than the quotient obtained by dividing the Participant's Benefit by the lesser of:

                        A.    the Applicable Life Expectancy, or

                        B. if the Participant's spouse is not the Designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

                        Distributions after the death of the Participant shall be distributed using the Applicable Life Expectancy in
                        (1)(i) above as the relevant divisor without regard to
                        section 1.401(a)(9)-2 of the proposed regulations.

                  (iv) The minimum distribution required for the Participant's first Distribution Calendar Year must be made on or before the Participant's Required Beginning Date. The minimum distribution for other calendar years, including the minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that Distribution Calendar Year.

            (2) Other Forms. If the Participant's Benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code Section 401(a)(9) and the proposed regulations thereunder.

      (e)   Death Distribution Provisions.

            (1) Distribution Beginning Before Death. If the Participant dies after distribution of his interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

            (2)   Distribution Beginning After Death.

                  (i) If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with A or B below:

                        A. if any portion of the Participant's interest is payable to a Designated Beneficiary, distributions may be made over the life or over a period certain not greater than the Life Expectancy of the Designated Beneficiary beginning on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                        B. if the Designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with A above shall not be earlier than the later of:

                              1. December 31 of the calendar year immediately following the calendar year in which the Participant died, or

                              2. December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                  (ii) If the Participant has not made an election pursuant to this (e)(2) by the time of his death, the Participant's Designated Beneficiary must elect the method of distribution no later than the earlier of:

                        A. December 31 of the calendar year in which distributions would be required to begin under this subparagraph, or

                        B. December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant.

                  (iii) If the Participant has no Designated Beneficiary, or if
                        the Designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

            (3) For purposes of (e)(2) above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of (e)(2) above, with the exception of
                  (e)(2)(i)(B) therein, shall be applied as if the surviving spouse were the Participant.

            (4) For purposes of this (e), distribution of a Participant's interest is considered to begin on the Participant's Required Beginning Date (or if (e)(3) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to (e)(2) above). If distribution in the form of an annuity irrevocably begins to the Participant before the Required Beginning Date, the date distribution is considered to begin is the date distribution actually begins.

SECTION 7.04--TRANSITIONAL RULE.

      (a) Notwithstanding the other requirements of this article, distribution on behalf of any Participant, including a 5-percent Owner, may be made in accordance with all of the following requirements (regardless of when such distribution begins):

            (1) The distribution by the Plan is one which would not have disqualified such Plan under Code Section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

            (2) The distribution is in accordance with a method of distribution designated by the Participant whose interest in the Plan is being distributed or, if the Participant is deceased, by a Beneficiary of such Participant.

            (3) Such designation was in writing, was signed by the Participant or the Beneficiary, and was made before January 1,1984.

            (4) The Participant had an accrued benefit under the Plan as of December 31, 1983.

            (5) The method of distribution designated by the Participant or Beneficiary specifies the time at which distribution will begin, the period over which distributions will be made, and in the case of any distribution upon the Participant's death, the Beneficiaries of the Participant listed in order of priority.

      (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above with respect to the distributions to be made upon the death of the Participant.

      (c) For any distribution which begins before January 1, 1984, but continues after December 31, 1983, the Participant, or Beneficiary, to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in (a)(1) and (5) above.

      (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code Section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the Plan must distribute by the end of the calendar year following the calendar year in which the revocation occurs, the total amount not yet distributed which would have been required to have been distributed to satisfy Code Section 401(a)(9) and the proposed regulations thereunder, but for the section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another Beneficiary (one not named in the designation) under the designation will not be considered a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Q&A J-2 and J-3 in section 1.401(a)(9)-2 of the proposed regulations shall apply.

                                  ARTICLE VIII

                             TERMINATION OF THE PLAN

      The Employer expects to continue the Plan indefinitely but reserves the right to terminate the Plan in whole or in part at any time upon giving written notice to all parties concerned. Complete discontinuance of Contributions constitutes complete termination of the Plan.

      The Account of each Participant shall be fully (100%) vested and nonforfeitable as of the effective date of complete termination of the Plan. The Account of each Participant who is included in the group of Participants deemed to be affected by the partial termination of the Plan shall be fully (100%) vested and nonforfeitable as of the effective date of the partial termination of the Plan. The Participant's Account shall continue to participate in the earnings credited, expenses charged, and any appreciation or depreciation of the Investment Fund until his Vested Account is distributed.

      A Participant's Account which does not result from the Contributions listed below may be distributed to the Participant after the effective date of the complete termination of the Plan:

      Elective Deferral Contributions
      Qualified Nonelective Contributions

A Participant's Account resulting from such Contributions may be distributed upon complete termination of the Plan, but only if neither the Employer nor any Controlled Group member maintain or establish a successor defined contribution plan (other than an employer stock ownership plan as defined in Code Section 4975(e)(7), a simplified employee pension plan as defined in Code Section 408(k) or a SIMPLE IRA plan as defined in Code Section 408(p)) and such distribution is made in a lump sum. A distribution under this article shall be a retirement benefit and shall be distributed to the Participant according to the provisions of Article VI. However, the fixed period and fixed payment installment options shall not be available.

      If a Participant or Beneficiary is receiving payments under the fixed period or fixed payment installment options, the Account shall be paid to such person in a single sum.

      The Participant's entire Vested Account shall be paid in a single sum to the Participant as of the effective date of complete termination of the Plan if
(i) the requirements for distribution of Elective Deferral Contributions in the above paragraph are met and (ii) consent of the Participant is not required in the ELECTION PROCEDURES SECTION of Article VI to distribute a benefit which is immediately distributable. This is a small amounts payment. The small amounts payment is in full settlement of all benefits otherwise payable.

      Upon complete termination of the Plan, no more Employees shall become Participants and no more Contributions shall be made.

      The assets of this Plan shall not be paid to the Employer at any time, except that, after the satisfaction of all liabilities under the Plan, any assets remaining may be paid to the Employer. The payment may not be made if it would contravene any provision of law.

                                   ARTICLE IX

                           ADMINISTRATION OF THE PLAN

SECTION 9.01--ADMINISTRATION.

      Subject to the provisions of this article, the Plan Administrator has complete control of the administration of the Plan. The Plan Administrator has all the powers necessary for it to properly carry out its administrative duties. Not in limitation, but in amplification of the foregoing, the Plan Administrator has complete discretion to construe or interpret the provisions of the Plan, including ambiguous provisions, if any, and to determine all questions that may arise under the Plan, including all questions relating to the eligibility of Employees to participate in the Plan and the amount of benefit to which any Participant or Beneficiary may become entitled. The Plan Administrator's decisions upon all matters within the scope of its authority shall be final.

      Unless otherwise set out in the Plan or Annuity Contract, the Plan Administrator may delegate recordkeeping and other duties which are necessary for the administration of the Plan to any person or firm which agrees to accept such duties. The Plan Administrator shall be entitled to rely upon all tables, valuations, certificates and reports furnished by the consultant or actuary appointed by the Plan Administrator and upon all opinions given by any counsel selected or approved by the Plan Administrator.

      The Plan Administrator shall receive all claims for benefits by Participants, former Participants and Beneficiaries. The Plan Administrator shall determine all facts necessary to establish the right of any Claimant to benefits and the amount of those benefits under the provisions of the Plan. The Plan Administrator may establish rules and procedures to be followed by Claimants in filing claims for benefits, in furnishing and verifying proofs necessary to determine age, and in any other matters required to administer the Plan.

SECTION 9.02--EXPENSES.

      Expenses of the Plan, to the extent that the Employer does not pay such expenses, may be paid out of the assets of the Plan provided that such payment is consistent with ERISA. Such expenses include, but are not limited to, expenses for bonding required by ERISA; expenses for recordkeeping and other administrative services; fees and expenses of the Trustee or Annuity Contract; expenses for investment education service; and direct costs that the Employer incurs with respect to the Plan.

SECTION 9.03--RECORDS.

      All acts and determinations of the Plan Administrator shall be duly recorded. All these records, together with other documents necessary for the administration of the Plan, shall be preserved in the Plan Administrator's custody.

      Writing (handwriting, typing, printing), photostating, photographing, microfilming, magnetic impulse, mechanical or electrical recording, or other forms of data compilation shall be acceptable means of keeping records.

SECTION 9.04--INFORMATION AVAILABLE.

      Any Participant in the Plan or any Beneficiary may examine copies of the Plan description, latest annual report, any bargaining agreement, this Plan, the Annuity Contract or any other instrument under which the Plan was established or is operated. The Plan Administrator shall maintain all of the items listed in this section in its office, or in such other place or places as it may designate in order to comply with governmental regulations. These items may be examined during reasonable business hours. Upon the written request of a Participant or Beneficiary receiving benefits under the Plan, the Plan Administrator shall furnish him with a copy of any of these items. The Plan Administrator may make a reasonable charge to the requesting person for the copy.

SECTION 9.05--CLAIM AND APPEAL PROCEDURES.

      A Claimant must submit any required forms and pertinent information when making a claim for benefits under the Plan.

      If a claim for benefits under the Plan is denied, the Plan Administrator shall provide adequate written notice to the Claimant whose claim for benefits under the Plan has been denied. The notice must be furnished within 90 days of the date that the claim is received by the Plan Administrator. The Claimant shall be notified in writing within this initial 90-day period if special circumstances require an extension of time needed to process the claim and the date by which the Plan Administrator's decision is expected to be rendered. The written notice shall be furnished no later than 180 days after the date the claim was received by the Plan Administrator.

      The Plan Administrator's notice to the Claimant shall specify the reason for the denial; specify references to pertinent Plan provisions on which denial is based; describe any additional material and information needed for the Claimant to perfect his claim for benefits; explain why the material and information is needed; inform the Claimant that any appeal he wishes to make must be in writing to the Plan Administrator within 60 days after receipt of the Plan Administrator's notice of denial of benefits and that failure to make the written appeal within such 60-day period renders the Plan Administrator's determination of such denial final, binding and conclusive.

      If the Claimant appeals to the Plan Administrator, the Claimant (or his authorized representative) may submit in writing whatever issues and comments the Claimant (or his authorized representative) feels are pertinent. The Claimant (or his authorized representative) may review pertinent Plan documents. The Plan Administrator shall reexamine all facts related to the appeal and make a final determination as to whether the denial of benefits is justified under the circumstances. The Plan Administrator shall advise the Claimant of its decision within 60 days of his written request for review, unless special circumstances (such as a hearing) would make rendering a decision within the 60-day limit unfeasible. The Claimant must be notified within the 60-day limit if an extension is necessary. The Plan Administrator shall render a decision on a claim for benefits no later than 120 days after the request for review is received.

SECTION 9.06--DELEGATION OF AUTHORITY.

      All or any part of the administrative duties and responsibilities under this article may be delegated by the Plan Administrator to a retirement committee. The duties and responsibilities of the retirement committee shall be set out in a separate written agreement.

SECTION 9.07--EXERCISE OF DISCRETIONARY AUTHORITY.

      The Employer, Plan Administrator, and any other person or entity who has authority with respect to the management, administration, or investment of the Plan may exercise that authority in its/his full discretion, subject only to the duties imposed under ERISA. This discretionary authority includes, but is not limited to, the authority to make any and all factual determinations and interpret all terms and provisions of the Plan documents relevant to the issue under consideration. The exercise of authority will be binding upon all persons; will be given deference in all courts of law; and will not be overturned or set aside by any court of law unless found to be arbitrary and capricious or made in bad faith.

SECTION 9.08--TRANSACTION PROCESSING.

      Transactions (including, but not limited to, investment directions, trades, loans, and distributions) shall be processed as soon as administratively practicable after proper directions are received from the Participant or such other parties. No guarantee is made by the Plan, Plan Administrator, Trustee, Insurer, or Employer that such transactions will be processed on a daily or other basis, and no guarantee is made in any respect regarding the processing time of such transactions.

      Notwithstanding any other provision of the Plan, the Employer, the Plan Administrator, or the Trustee reserves the right to not value an investment option on any given Valuation Date for any reason deemed appropriate by the Employer, the Plan Administrator, or the Trustee.

      Administrative practicality will be determined by legitimate business factors (including, but not limited to, failure of systems or computer programs, failure of the means of the transmission of data, force majeure, the failure of a service provider to timely receive values or prices, and correction for errors or omissions or the errors or omissions of any service provider) and in no event will be deemed to be less than 14 days. The processing date of a transaction shall be binding for all purposes of the Plan and considered the applicable Valuation Date for any transaction.

SECTION 9.09--VOTING AND TENDER OF QUALIFYING EMPLOYER SECURITIES.

      Voting rights with respect to Qualifying Employer Securities will be passed through to Participants. Participants will be allowed to direct the voting rights of Qualifying Employer Securities for any matter put to the vote of shareholders. Before each meeting of shareholders, the Employer shall cause to be sent to each person with power to control such voting rights a copy of any notice and any other information provided to shareholders and, if applicable, a form for instructing the Trustee how to vote at such meeting (or any adjournment thereof) the number of full and fractional shares subject to such person's voting control. The Trustee may establish a deadline in advance of the meeting by which such forms must be received in order to be effective.

      Each Participant shall be entitled to one vote for each share credited to his Account.

      To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to vote, then the Trustee shall vote such Qualifying Employer Securities, plus the shares attributable to Qualifying Employer Securities held unallocated in a Suspense Account as a result of and Exempt Loan, in the same proportion as those shares of Qualifying Employer Securities for which the Trustee has received proper direction for such matter.

      Tender rights or exchange offers for Qualifying Employer Securities will be passed through to Participants. As soon as practicable after the commencement of a tender or exchange offer for Qualifying Employer Securities, the Employer shall cause each person with power to control the response to such tender or exchange offer to be advised in writing the terms of the offer and, if applicable, to be provided with a form for instructing the Trustee, or for revoking such instruction, to tender or exchange shares of Qualifying Employer Securities, to the extent permitted under the terms of such offer. In advising such persons of the terms of the offer, the Employer may include statements from the board of directors setting forth its position with respect to the offer.

      To the extent some or all of the Participants have not directed or have not timely directed the Trustee on how to respond to such tender or exchange, then the Trustee shall not tender or exchange such Qualifying Employer Securities on which no direction was received. In addition, shares attributable to Qualifying Employer Securities held unallocated in a Suspense Account as a result of and Exempt Loan shall be tendered or exchanged in the same proportion as those shares of Qualifying Employer Securities that are allocated to Participants' Accounts.

      If the tender or exchange offer is limited so that all of the shares that the Trustee has been directed to tender or exchange cannot be sold or exchanged, the shares that each Participant directed to be tendered or exchanged shall be deemed to have been sold or exchanged in the same ratio that the number of shares actually sold or exchanged bears to the total number of shares that the Trustee was directed to tender or exchange.

      The Trustee shall hold the Participant's individual directions with respect to voting rights or tender decisions in confidence and, except as required by law, shall not divulge or release such individual directions to anyone associated with the Employer. The Employer may require verification of the Trustee's compliance with the directions received from Participants by any independent auditor selected by the Employer, provided that such auditor agrees to maintain the confidentiality of such individual directions.

      The Employer may develop procedures to facilitate the exercise of votes or tender rights, such as the use of facsimile transmissions for the Participants located in physically remote areas.

                                    ARTICLE X

                               GENERAL PROVISIONS

SECTION 10.01--AMENDMENTS.

      The Employer may amend this Plan at any time, including any remedial retroactive changes (within the time specified by Internal Revenue Service regulations), to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

      An amendment may not diminish or adversely affect any accrued interest or benefit of Participants or their Beneficiaries nor allow reversion or diversion of Plan assets to the Employer at any time, except as may be required to comply with any law or regulation issued by any governmental agency to which the Plan is subject.

      No amendment to this Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. However, a Participant's Account may be reduced to the extent permitted under Code Section 412(c)(8). For purposes of this paragraph, a Plan amendment which has the effect of decreasing a Participant's Account with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit. Furthermore, if the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his employer-derived accrued benefit shall not be less than his percentage computed under the Plan without regard to such amendment.

      No amendment to the Plan shall be effective to eliminate or restrict an optional form of benefit with respect to benefits attributable to service before the amendment except as provided in the MERGERS AND DIRECT TRANSFERS SECTION of this article and below:

      (a) The Plan is amended to eliminate or restrict the ability of a Participant to receive payment of his Account balance under a particular optional form of benefit and the amendment satisfies the condition in (1) and the Plan satisfies the condition in (2) below:

            (1) The amendment provides a single sum distribution form that is otherwise identical to the optional form of benefit eliminated or restricted. For purposes of this condition (1), a single sum distribution form is otherwise identical only if it is identical in all respects to the eliminated or restricted optional form of benefit (or would be identical except that it provides greater rights to the Participant) except with respect to the timing of payments after commencement.

            (2) The Plan provides that the amendment shall not apply to any distribution with an Annuity Starting Date earlier than the earlier of:

                  (i) the 90th day after the date the Participant receiving the distribution has been furnished a summary that reflects the amendment and that satisfies the ERISA requirements at 29 CFR 2520.104b-3 relating to a summary of material modifications, or

                  (ii) the first day of the second Plan Year following the Plan Year in which the amendment is adopted.

      (b) The Plan is amended to eliminate or restrict in-kind distributions and the conditions in Q&A 2(b)(2)(iii) in section 1.411(d)-4 of the regulations are met.

      If, as a result of an amendment, an Employer Contribution is removed that is not 100% immediately vested when made, the applicable vesting schedule shall remain in effect after the date of such amendment. The Participant shall not become immediately 100% vested in such Contributions as a result of the elimination of such Contribution except as otherwise specifically provided in the Plan.

      An amendment shall not decrease a Participant's vested interest in the Plan. If an amendment to the Plan, or a deemed amendment in the case of a change in top-heavy status of the Plan as provided in the MODIFICATION OF VESTING REQUIREMENTS SECTION of Article XI, changes the computation of the percentage used to determine that portion of a Participant's Account attributable to Employer Contributions which is nonforfeitable (whether directly or indirectly), each Participant or former Participant

      (c) who has completed at least three Years of Service on the date the election period described below ends (five Years of Service if the Participant does not have at least one Hour-of-Service in a Plan Year beginning after December 31, 1988) and

      (d) whose nonforfeitable percentage will be determined on any date after the date of the change may elect, during the election period, to have the nonforfeitable percentage of his Account that results from Employer Contributions determined without regard to the amendment. This election may not be revoked. If after the Plan is changed, the Participant's nonforfeitable percentage will at all times be as great as it would have been if the change had not been made, no election needs to be provided. The election period shall begin no later than the date the Plan amendment is adopted, or deemed adopted in the case of a change in the top-heavy status of the Plan, and end no earlier than the 60th day after the latest of the date the amendment is adopted (deemed adopted) or becomes effective, or the date the Participant is issued written notice of the amendment (deemed amendment) by the Employer or the Plan Administrator.

SECTION 10.02--DIRECT ROLLOVERS.

      Notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this section, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover.

      Any part of a distribution made under the SMALL AMOUNTS SECTION of this article (or which is a small amounts payment made under Article VIII at complete termination of the Plan) which is an Eligible Rollover Distribution, which is equal to or more than $1,000, and for which the Distributee has not elected to either have such distribution paid to him or to an Eligible Retirement Plan shall be rolled over to an Individual Retirement Account (IRA) with an affiliate of Principal Life Insurance Company. Such amounts shall be initially invested in the Principal Investor Funds Money Market Fund. The Distributee shall have the option to change the investment after the IRA has been established.

      Any part of a distribution made under the SMALL AMOUNTS SECTION of this article (or which is a small amounts payment made under Article VIII at complete termination of the Plan) which is an Eligible Rollover Distribution, which is less than $1,000, and for which the Distributee has not elected to either have such distribution paid to him or to an Eligible Retirement Plan shall be paid to the Distributee.

SECTION 10.03--MERGERS AND DIRECT TRANSFERS.

      The Plan may not be merged or consolidated with, nor have its assets or liabilities transferred to, any other retirement plan, unless each Participant in the plan would (if the plan then terminated) receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Participant would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated). The Employer may enter into merger agreements or direct transfer of assets agreements with the employers under other retirement plans which are qualifiable under Code Section 401(a), including an elective transfer, and may accept the direct transfer of plan assets, or may transfer plan assets, as a party to any such agreement. The Employer shall not consent to, or be a party to a merger, consolidation, or transfer of assets with a plan which is subject to the survivor annuity requirements of Code Section 401(a)(11) if such action would result in a survivor annuity feature being maintained under this Plan.

      Notwithstanding any provision of the Plan to the contrary, to the extent any optional form of benefit under the Plan permits a distribution prior to the Employee's retirement, death, disability, or severance from employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including the post-transfer earnings thereon) and liabilities that are transferred, within the meaning of Code
Section 414(l), to this Plan from a money purchase pension plan qualified under Code Section 401(a) (other than any portion of those assets and liabilities attributable to voluntary employee contributions).

      The Plan may accept a direct transfer of plan assets on behalf of an Eligible Employee. If the Eligible Employee is not an Active Participant when the transfer is made, the Eligible Employee shall be deemed to be an Active Participant only for the purpose of investment and distribution of the transferred assets. Employer Contributions shall not be made for or allocated to the Eligible Employee, until the time he meets all of the requirements to become an Active Participant.

      The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan shall maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

      Unless a transfer of assets to the Plan is an elective transfer as described below, the Plan shall apply the optional forms of benefit protections described in the AMENDMENTS SECTION of this article to all transferred assets.

      A Participant's protected benefits may be eliminated upon transfer between qualified defined contribution plans if the conditions in Q&A 3(b)(1) in section 1.411(d)-4 of the regulations are met. The transfer must meet all of the other applicable qualification requirements.

      A Participant's protected benefits may be eliminated upon transfer between qualified plans (both defined benefit and defined contribution) if the conditions in Q&A 3(c)(1) in section 1.411(d)-4 of the regulations are met. Beginning January 1, 2002, if the Participant is eligible to receive an immediate distribution of his entire nonforfeitable accrued benefit in a single sum distribution that would consist entirely of an eligible rollover distribution under Code Section 401(a)(31), such transfer will be accomplished as a direct rollover under Code Section 401(a)(31). The rules applicable to distributions under the plan would apply to the transfer, but the transfer would not be treated as a distribution for purposes of the minimum distribution requirements of Code Section 401(a)(9).

SECTION 10.04--PROVISIONS RELATING TO THE INSURER AND OTHER PARTIES.

      The obligations of an Insurer shall be governed solely by the provisions of the Annuity Contract. The Insurer shall not be required to perform any act not provided in or contrary to the provisions of the Annuity Contract. Each Annuity Contract when purchased shall comply with the Plan. See the CONSTRUCTION SECTION of this article.

      Any issuer or distributor of investment contracts or securities is governed solely by the terms of its policies, written investment contract, prospectuses, security instruments, and any other written agreements entered into with the Trustee with regard to such investment contracts or securities.

      Such Insurer, issuer or distributor is not a party to the Plan, nor bound in any way by the Plan provisions. Such parties shall not be required to look to the terms of this Plan, nor to determine whether the Employer, the Plan Administrator, the Trustee, or the Named Fiduciary have the authority to act in any particular manner or to make any contract or agreement.

      Until notice of any amendment or termination of this Plan or a change in Trustee has been received by the Insurer at its home office or an issuer or distributor at their principal address, they are and shall be fully protected in assuming that the Plan has not been amended or terminated and in dealing with any party acting as Trustee according to the latest information which they have received at their home office or principal address.

SECTION 10.05--EMPLOYMENT STATUS.

      Nothing contained in this Plan gives an Employee the right to be retained in the Employer's employ or to interfere with the Employer's right to discharge any Employee.

SECTION 10.06--RIGHTS TO PLAN ASSETS.

      An Employee shall not have any right to or interest in any assets of the Plan upon termination of employment or otherwise except as specifically provided under this Plan, and then only to the extent of the benefits payable to such Employee according to the Plan provisions.

      Any final payment or distribution to a Participant or his legal representative or to any Beneficiaries or spouse of such Participant under the Plan provisions shall be in full satisfaction of all claims against the Plan, the Named Fiduciary, the Plan Administrator, the Insurer, the Trustee, and the Employer arising under or by virtue of the Plan.

SECTION 10.07--BENEFICIARY.

      Each Participant may name a Beneficiary to receive any death benefit that may arise out of his participation in the Plan. The Participant may change his Beneficiary from time to time. Unless a qualified election has been made, for purposes of distributing any death benefits before the Participant's Retirement Date, the Beneficiary of a Participant who has a spouse shall be the Participant's spouse. The Participant's Beneficiary designation and any change of Beneficiary shall be subject to the provisions of the ELECTION PROCEDURES SECTION of Article VI. It is the responsibility of the Participant to give written notice to the Insurer of the name of the Beneficiary on a form furnished for that purpose.

      With the Employer's consent, the Plan Administrator may maintain records of Beneficiary designations for Participants before their Retirement Dates. In that event, the written designations made by Participants shall be filed with the Plan Administrator. If a Participant dies before his Retirement Date, the Plan Administrator shall certify to the Insurer the Beneficiary designation on its records for the Participant.

      If there is no Beneficiary named or surviving when a Participant dies, the Participant's Beneficiary shall be the Participant's surviving spouse, or where there is no surviving spouse, the executor or administrator of the Participant's estate.

SECTION 10.08--NONALIENATION OF BENEFITS.

      Benefits payable under the Plan are not subject to the claims of any creditor of any Participant, Beneficiary or spouse. A Participant, Beneficiary or spouse does not have any rights to alienate, anticipate, commute, pledge, encumber, or assign any of such benefits. The preceding sentences shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant according to a domestic relations order, unless such order is determined by the Plan Administrator to be a qualified domestic relations order, as defined in

Code Section 414(p), or any domestic relations order entered before January 1, 1985. The preceding sentences shall not apply to any offset of a Participant's benefits provided under the Plan against an amount the Participant is required to pay the Plan with respect to a judgement, order, or decree issued, or a settlement entered into, on or after August 5, 1997, which meets the requirements of Code Sections 401(a)(13)(C) or (D).

SECTION 10.09--CONSTRUCTION.

      The validity of the Plan or any of its provisions is determined under and construed according to Federal law and, to the extent permissible, according to the laws of the state in which the Employer has its principal office. In case any provision of this Plan is held illegal or invalid for any reason, such determination shall not affect the remaining provisions of this Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included.

      In the event of any conflict between the provisions of the Plan and the terms of any Annuity Contract issued hereunder, the provisions of the Plan control.

SECTION 10.10--LEGAL ACTIONS.

      No person employed by the Employer; no Participant, former Participant, or their Beneficiaries; nor any other person having or claiming to have an interest in the Plan is entitled to any notice of process. A final judgment entered in any such action or proceeding shall be binding and conclusive on all persons having or claiming to have an interest in the Plan.

SECTION 10.11--SMALL AMOUNTS.

      If consent of the Participant is not required for a benefit which is immediately distributable in the ELECTION PROCEDURES SECTION of Article VI, a Participant's entire Vested Account shall be paid in a single sum as of the earliest of his Retirement Date, the date he dies, or the date he ceases to be an Employee for any other reason (the date the Employer provides notice to the record keeper of the Plan of such event, if later). For purposes of this section, if the Participant's Vested Account is zero, the Participant shall be deemed to have received a distribution of such Vested Account. If a Participant would have received a distribution under the first sentence of this paragraph but for the fact that the Participant's consent was needed to distribute a benefit which is immediately distributable, and if at a later time consent would not be needed to distribute a benefit which is immediately distributable and such Participant has not again become an Employee, such Vested Account shall be paid in a single sum. This is a small amounts payment.

      If a small amounts payment is made as of the date the Participant dies, the small amounts payment shall be made to the Participant's Beneficiary. If a small amounts payment is made while the Participant is living, the small amounts payment shall be made to the Participant. The small amounts payment is in full settlement of benefits otherwise payable.

      No other small amounts payments shall be made.

SECTION 10.12--WORD USAGE.

      The masculine gender, where used in this Plan, shall include the feminine gender and the singular words, as used in this Plan, may include the plural, unless the context indicates otherwise.

      The words "in writing" and "written," where used in this Plan, shall include any other forms, such as voice response or other electronic system, as permitted by any governmental agency to which the Plan is subject.

SECTION 10.13--CHANGE IN SERVICE METHOD.

      (a) Change of Service Method Under This Plan. If this Plan is amended to change the method of crediting service from the elapsed time method to the hours method for any purpose under this Plan, the Employee's service shall be equal to the sum of (1), (2), and (3) below:

            (1) The number of whole years of service credited to the Employee under the Plan as of the date the change is effective.

            (2) One year of service for the applicable computation period in which the change is effective if he is credited with the required number of Hours-of-Service. If the Employer does not have sufficient records to determine the Employee's actual Hours-of-Service in that part of the service period before the effective date of the change, the Hours-of-Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour-of-Service, the Employee shall be deemed for purposes of this section to be credited with 190 Hours-of-Service.

            (3) The Employee's service determined under this Plan using the hours method after the end of the computation period in which the change in service method was effective.

            If this Plan is amended to change the method of crediting service from the hours method to the elapsed time method for any purpose under this Plan, the Employee's service shall be equal to the sum of
            (4), (5), and (6) below:

            (4) The number of whole years of service credited to the Employee under the Plan as of the beginning of the computation period in which the change in service method is effective.

            (5) the greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the Plan as of the date the change is effective.

            (6) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable computation period in which the change in service method was effective.

      (b) Transfers Between Plans with Different Service Methods. If an Employee has been a participant in another plan of the Employer which credited service under the elapsed time method for any purpose which under this Plan is determined using the hours method, then the Employee's service shall be equal to the sum of (1), (2), and (3) below:

            (1) The number of whole years of service credited to the Employee under the plan as of the date he became an Eligible Employee under this Plan.

            (2) One year of service for the applicable computation period in which he became an Eligible Employee if he is credited with the required number of Hours-of-Service. If the Employer does not have sufficient records to determine the Employee's actual Hours-of-Service in that part of the service period before the date he became an Eligible Employee, the Hours-of-Service shall be determined using an equivalency. For any month in which he would be required to be credited with one Hour-of-Service, the Employee shall be deemed for purposes of this section to be credited with 190 Hours-of-Service.

            (3) The Employee's service determined under this Plan using the hours method after the end of the computation period in which he became an Eligible Employee.

            If an Employee has been a participant in another plan of the Employer which credited service under the hours method for any purpose which under this Plan is determined using the elapsed time method, then the Employee's service shall be equal to the sum of
            (4), (5), and (6) below:

            (4) The number of whole years of service credited to the Employee under the other plan as of the beginning of the computation period under that plan in which he became an Eligible Employee under this Plan.

            (5) The greater of (i) the service that would be credited to the Employee for that entire computation period using the elapsed time method or (ii) the service credited to him under the other plan as of the date he became an Eligible Employee under this Plan.

            (6) The Employee's service determined under this Plan using the elapsed time method after the end of the applicable computation period under the other plan in which he became an Eligible Employee.

      If an Employee has been a participant in a Controlled Group member's plan which credited service under a different method than is used in this Plan, in order to determine entry and vesting, the provisions in (b) above shall apply as though the Controlled Group member's plan were a plan of the Employer.

      Any modification of service contained in this Plan shall be applicable to the service determined pursuant to this section.

SECTION 10.14--MILITARY SERVICE.

      Notwithstanding any provision of this Plan to the contrary, the Plan shall provide contributions, benefits, and service credit with respect to qualified military service in accordance with Code Section 414(u).

                                   ARTICLE XI

                           TOP-HEAVY PLAN REQUIREMENTS

SECTION 11.01--APPLICATION.

      The provisions of this article shall supersede all other provisions in the Plan to the contrary.

      For the purpose of applying the Top-heavy Plan requirements of this article, all members of the Controlled Group shall be treated as one Employer. The term Employer, as used in this article, shall be deemed to include all members of the Controlled Group, unless the term as used clearly indicates only the Employer is meant.

      The accrued benefit or account of a participant which results from deductible employee contributions shall not be included for any purpose under this article.

      The minimum vesting and contribution provisions of the MODIFICATION OF VESTING REQUIREMENTS and MODIFICATION OF CONTRIBUTIONS SECTIONS of this article shall not apply to any Employee who is included in a group of Employees covered by a collective bargaining agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers, including the Employer, if there is evidence that retirement benefits were the subject of good faith bargaining between such representatives. For this purpose, the term "employee representatives" does not include any organization more than half of whose members are employees who are owners, officers, or executives.

SECTION 11.02--DEFINITIONS.

      For purposes of this article the following terms are defined:

      AGGREGATION GROUP means:

      (a) each of the Employer's qualified plans in which a Key Employee is a participant during the Plan Year containing the Determination Date (regardless of whether the plan was terminated) or one of the four preceding Plan Years,

      (b) each of the Employer's other qualified plans which allows the plan(s) described in (a) above to meet the nondiscrimination requirement of Code Section 401(a)(4) or the minimum coverage requirement of Code Section 410, and

      (c)   any of the Employer's other qualified plans not included in (a) or
            (b) above which the Employer desires to include as part of the Aggregation Group. Such a qualified plan shall be included only if the Aggregation Group would continue to satisfy the requirements of Code Section 401(a)(4) and Code Section 410.

      The plans in (a) and (b) above constitute the "required" Aggregation Group. The plans in (a), (b), and (c) above constitute the "permissive" Aggregation Group.

      COMPENSATION means compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III. For purposes of determining who is a Key Employee in years beginning before January 1, 1998, Compensation shall include, in addition to compensation as defined in the CONTRIBUTION LIMITATION SECTION of Article III, elective contributions. Elective contributions are amounts excludible from the gross income of the Employee under Code Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b), and contributed by the

      Employer, at the Employee's election, to a Code Section 401(k) arrangement, a simplified employee pension, cafeteria plan, or tax-sheltered annuity. Elective contributions also include amounts deferred under a Code Section 457 plan maintained by the Employer.

      DETERMINATION DATE means as to any plan, for any plan year subsequent to the first plan year, the last day of the preceding plan year. For the first plan year of the plan, the last day of that year.

      KEY EMPLOYEE means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

      (a) an officer of the Employer if such individual's annual Compensation exceeds 50 percent of the dollar limitation under Code Section 415(b)(1)(A),

      (b) an owner (or considered an owner under Code Section 318) of one of the ten largest interests in the Employer if such individual's annual Compensation exceeds 100 percent of the dollar limitation under Code Section 415(c)(1)(A),

      (c)   a 5-percent owner of the Employer, or

      (d) a 1-percent owner of the Employer who has annual Compensation of more than $150,000.

      The determination period is the Plan Year containing the Determination Date and the four preceding Plan Years.

      The determination of who is a Key Employee shall be made according to Code
      Section 416(i)(1) and the regulations thereunder.

      NON-KEY EMPLOYEE means any Employee who is not a Key Employee.

      PRESENT VALUE means the present value of a participant's accrued benefit under a defined benefit plan. For purposes of establishing Present Value to compute the Top-heavy Ratio, any benefit shall be discounted only for 7.5% interest and mortality according to the 1971 Group Annuity Table
      (Male) without the 7% margin but with projection by Scale E from 1971 to the later of (a) 1974, or (b) the year determined by adding the age to 1920, and wherein for females the male age six years younger is used.

      TOP-HEAVY PLAN means a plan which is top-heavy for any plan year beginning after December 31, 1983. This Plan shall be top-heavy if any of the following conditions exist:

      (a) The Top-heavy Ratio for this Plan exceeds 60 percent and this Plan is not part of any required Aggregation Group or permissive Aggregation Group.

      (b) This Plan is a part of a required Aggregation Group, but not part of a permissive Aggregation Group, and the Top-heavy Ratio for the required Aggregation Group exceeds 60 percent.

      (c) This Plan is a part of a required Aggregation Group and part of a permissive Aggregation Group and the Top-heavy Ratio for the permissive Aggregation Group exceeds 60 percent.

      TOP-HEAVY RATIO means:

      (a) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for this Plan alone or for the required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date(s) (including any part of any account balance distributed in the five-year period ending on the Determination Date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five-year period ending on the Distribution Date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the Top-heavy Ratio are increased to reflect any contribution not actually made as of the Determination Date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

      (b) If the Employer maintains one or more defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five-year period ending on the Determination Date(s) has or has had accrued benefits, the Top-heavy Ratio for any required or permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of the account balances under the aggregated defined contribution plan or plans of all Key Employees determined in accordance with (a) above, and the Present Value of accrued benefits under the aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (a) above, and the Present Value of accrued benefits under the defined benefit plan or plans for all participants as of the Determination Date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top-heavy Ratio are increased for any distribution of an accrued benefit made in the five-year period ending on the Determination Date.

      (c) For purposes of (a) and (b) above, the value of account balances and the Present Value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (i) who is not a Key Employee but who was a Key Employee in a prior year or (ii) who has not been credited with at least an hour of service with any employer maintaining the plan at any time during the five-year period ending on the Determination Date will be disregarded. The calculation of the Top-heavy Ratio and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purpose of computing the Top-heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

            The accrued benefit of a participant other than a Key Employee shall be determined under (i) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (ii) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code Section 411(b)(1)(C).

SECTION 11.03--MODIFICATION OF VESTING REQUIREMENTS.

      If a Participant's Vesting Percentage determined under Article I is not at least as great as his Vesting Percentage would be if it were determined under a schedule permitted in Code Section 416, the following shall apply. During any Plan Year in which the Plan is a Top-heavy Plan, the Participant's Vesting Percentage shall be the greater of the Vesting Percentage determined under
Article I or the schedule below.

VESTING SERVICE         NONFORFEITABLE
 (whole years)            PERCENTAGE
  Less than 2                   0
       2                       20
       3                       40
       4                       60
       5                       80
   6 or more                  100

      The schedule above shall not apply to Participants who are not credited with an Hour-of-Service after the Plan first becomes a Top-heavy Plan. The Vesting Percentage determined above applies to the portion of the Participant's Account which is multiplied by a Vesting Percentage to determine his Vested Account, including benefits accrued before the effective date of Code Section 416 and benefits accrued before this Plan became a Top-heavy Plan.

      If, in a later Plan Year, this Plan is not a Top-heavy Plan, a Participant's Vesting Percentage shall be determined under Article I. A Participant's Vesting Percentage determined under either Article I or the schedule above shall never be reduced and the election procedures of the AMENDMENTS SECTION of Article X shall apply when changing to or from the schedule as though the automatic change were the result of an amendment.

      The part of the Participant's Vested Account resulting from the minimum contributions required pursuant to the MODIFICATION OF CONTRIBUTIONS SECTION of this article (to the extent required to be nonforfeitable under Code Section 416(b)) may not be forfeited under Code Section 411(a)(3)(B) or (D).

SECTION 11.04--MODIFICATION OF CONTRIBUTIONS.

      During any Plan Year in which this Plan is a Top-heavy Plan, the Employer shall make a minimum contribution as of the last day of the Plan Year for each Non-key Employee who is an Employee on the last day of the Plan Year and who was an Active Participant at any time during the Plan Year. A Non-key Employee is not required to have a minimum number of Hours-of-Service or minimum amount of Compensation in order to be entitled to this minimum. A Non-key Employee who fails to be an Active Participant merely because his Compensation is less than a stated amount or merely because of a failure to make mandatory participant contributions or, in the case of a cash or deferred arrangement, elective contributions shall be treated as if he were an Active Participant. The minimum is the lesser of (a) or (b) below:

      (a)   3 percent of such person's Compensation for such Plan Year.

      (b) The "highest percentage" of Compensation for such Plan Year at which the Employer's contributions are made for or allocated to any Key Employee. The highest percentage shall be determined by dividing the Employer Contributions made for or allocated to each Key Employee during the Plan Year by the amount of his Compensation for such Plan Year, and selecting the greatest quotient (expressed as a percentage). To determine the highest percentage, all of the Employer's defined contribution plans within the Aggregation Group shall be treated as one plan. The minimum shall be the amount in (a) above if this Plan and a defined benefit plan of the Employer are required to be included in the Aggregation Group and this Plan enables the defined benefit plan to meet the requirements of Code
            Section 401(a)(4) or 410.

      For purposes of (a) and (b) above, Compensation shall be limited by Code
Section 401(a)(17).

      If the Employer's contributions and allocations otherwise required under the defined contribution plan(s) are at least equal to the minimum above, no additional contribution shall be required. If the Employer's total contributions and allocations are less than the minimum above, the Employer shall contribute the difference for the Plan Year.

      The minimum contribution applies to all of the Employer's defined contribution plans in the aggregate which are Top-heavy Plans. A minimum contribution under a profit sharing plan shall be made without regard to whether or not the Employer has profits.

      If a person who is otherwise entitled to a minimum contribution above is also covered under another defined contribution plan of the Employer's which is a Top-heavy Plan during that same Plan Year, any additional contribution required to meet the minimum above shall be provided in this Plan.

      If a person who is otherwise entitled to a minimum contribution above is also covered under a defined benefit plan of the Employer's which is a Top-heavy Plan during that same Plan Year, the minimum benefits for him shall not be duplicated. The defined benefit plan shall provide an annual benefit for him on, or adjusted to, a straight life basis equal to the lesser of:

      (c) 2 percent of his average compensation multiplied by his years of service, or

      (d)   20 percent of his average compensation.

Average compensation and years of service shall have the meaning set forth in such defined benefit plan for this purpose.

      For purposes of this section, any employer contribution made according to a salary reduction or similar arrangement and employer contributions which are matching contributions, as defined in Code Section 401(m), shall not apply in determining if the minimum contribution requirement has been met, but shall apply in determining the minimum contribution required.

      The requirements of this section shall be met without regard to any Social Security contribution.

      By executing this Plan, the Primary Employer acknowledges having counseled to the extent necessary with selected legal and tax advisors regarding the Plan's legal and tax implications.

      Executed this 29th day of September, 2004.

                                    WEST BANCORPORATION, INC.

                                    By: /s/ Thomas E. Stanberry
                                        -----------------------------

                                        Chairman, President and CEO
                                        -----------------------------
                                                     Title

                                        Defined Contribution Plan 8.0

RESTATEMENT OCTOBER 1, 2004                           PLAN EXECUTION (8-01401)-1

                     GOOD FAITH COMPLIANCE AMENDMENT FOR THE
       ECONOMIC GROWTH AND TAX RELIEF RECONCILIATION ACT OF 2001 (EGTRRA)

This amendment of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 (EGTRRA). This amendment is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this amendment shall be effective as of the first day of the first Plan Year beginning after December 31, 2001. This amendment shall continue to apply to the Plan, including the Plan as later amended, until such provisions are integrated into the Plan or the good faith compliance EGTRRA amendment provisions are specifically amended.

This amendment shall supersede any previous good faith compliance EGTRRA amendment and the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this amendment.

WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended as follows:

INCREASE IN COMPENSATION LIMIT

For Plan Years beginning on and after January 1, 2002, the annual Compensation of each Participant taken into account for determining all benefits provided under the Plan for any determination period shall not exceed $200,000, as adjusted for increases in the cost-of-living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any determination period beginning in such calendar year.

If Compensation for any prior determination period is taken into account in determining a Participant's contributions or benefits for the current Plan Year, the Compensation for such prior determination period is subject to the applicable annual compensation limit in effect for that determination period. For this purpose, in determining contributions or benefits in Plan Years beginning on or after January 1, 2002, the annual Compensation limit in effect for determination periods beginning before that date is $200,000.

LIMITATIONS ON CONTRIBUTIONS

EFFECTIVE DATE. This section shall be effective for Limitation Years beginning after December 31, 2001.

MAXIMUM ANNUAL ADDITION. Except to the extent permitted in the Catch-up Contributions section of this amendment that provides for catch-up contributions under EGTRRA section 631 and Code Section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant's Account under the Plan for any Limitation Year shall not exceed the lesser of:

a)    $40,000, as adjusted for increases in the cost-of-living under Code
      Section 415(d), or

b)    100 percent of the Participant's Compensation, for the Limitation Year.

The compensation limitation referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2)) which is otherwise treated as an Annual Addition.

ELECTIVE DEFERRALS - CONTRIBUTION LIMITATION

No Participant shall be permitted to have Elective Deferral Contributions, as defined in the EXCESS AMOUNTS Section, made under this Plan, or any other qualified plan maintained by the Employer, during any taxable year in excess of the dollar limitation contained in Code Section 402(g) in effect for such taxable year, except to the extent permitted in the Catch-up Contributions section of this amendment that provides for catch-up contributions under EGTRRA section 631 and Code Section 414(v), if applicable.

CATCH-UP CONTRIBUTIONS

EFFECTIVE DATE. This section shall apply to Contributions received after December 31, 2001.

CATCH-UP CONTRIBUTIONS. All employees who are eligible to make Elective Deferral Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

LIMITATIONS ON DEFERRALS

EFFECTIVE DATE. This section shall be effective as of October 1, 2004.

If the Plan does not have a percent of Compensation limit on Elective Deferral Contributions, a Participant's Elective Deferral Contributions, including Catch-up Contributions, for any pay period shall be limited to 75% of his Compensation for such period. If the Plan does have a percent of Compensation limit on Elective Deferral Contributions, a Participant who is eligible to make Catch-up Contributions shall have his Elective Deferral Contributions, including Catch-up Contributions, for any pay period limited to 75% of his Compensation for such pay period. Once such Participant has contributed an amount in excess of the Plan's otherwise allowable Compensation limit equal to the amount of Catch-up Contributions permitted under Code Section 414(v), he shall be limited to the Plan's limit.

DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

EFFECTIVE DATE. This section shall apply to distributions made after December 31, 2001. The provisions of the second modification of this section shall not apply if the Plan does not provide for hardship distributions. The provisions of the third modification of this section shall not apply if the Plan does not have after-tax employee contributions.

MODIFICATION OF DEFINITION OF ELIGIBLE RETIREMENT PLAN. For purposes of the DIRECT ROLLOVER Section, an Eligible Retirement Plan shall also mean an annuity contract described in Code Section 403(b) and an eligible plan under Code
Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p).

MODIFICATION OF DEFINITION OF ELIGIBLE ROLLOVER DISTRIBUTION TO EXCLUDE HARDSHIP DISTRIBUTIONS. For purposes of the DIRECT ROLLOVER Section, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

MODIFICATION OF DEFINITION OF ELIGIBLE ROLLOVER DISTRIBUTION TO INCLUDE AFTER-TAX EMPLOYEE CONTRIBUTIONS. For purposes of the DIRECT ROLLOVER Section, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b), or to a qualified defined contribution plan described in Code Section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

ROLLOVERS FROM OTHER PLANS

The Plan will accept Participant Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001 from the types of plans specified below beginning January 1, 2002. The Plan will accept all of the following sources of rollovers, unless otherwise specified in (a) below.

      DIRECT ROLLOVERS

      The Plan will accept a direct rollover of an Eligible Rollover Distribution from:

      i) a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

      ii) an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

      iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

      PARTICIPANT ROLLOVER CONTRIBUTIONS FROM OTHER PLANS

      The Plan will accept a Participant contribution of an Eligible Rollover Distribution from:

      i)    a qualified plan described in Code Section 401(a) or 403(a).

      ii)   an annuity contract described in Code Section 403(b).

      iii) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

      PARTICIPANT ROLLOVER CONTRIBUTIONS FROM IRAS

      The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income.

(Select (a) to allow only certain sources of rollovers.)

a) [ ] The Plan will accept Participant Rollover Contributions and/or direct rollovers of distributions made after December 31, 2001 from the types of plans specified below beginning January 1, 2002. (Select any that apply.)

DIRECT ROLLOVERS

The Plan will accept a direct rollover of an Eligible Rollover Distribution from:

i) [ ] a qualified plan described in Code Section 401(a) or 403(a), including after-tax employee contributions.

ii) [ ] a qualified plan described in Code Section 401(a) or 403(a), excluding after-tax employee contributions. (Cannot select if (i) is selected.)

iii) [ ] an annuity contract described in Code Section 403(b), excluding after-tax employee contributions.

iv) [ ] an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

PARTICIPANT ROLLOVER CONTRIBUTIONS FROM OTHER PLANS

The Plan will accept a Participant contribution of an Eligible Rollover Distribution from:

i)    [ ] a qualified plan described in Code Section 401(a) or 403(a).

ii)   [ ] an annuity contract described in Code Section 403(b).

iii) [ ] an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

PARTICIPANT ROLLOVER CONTRIBUTIONS FROM IRAS

The Plan will accept a Participant Rollover Contribution of the portion of a distribution from an individual retirement account or individual retirement annuity described in Code Section 408(a) or (b) that is eligible to be rolled over and would otherwise be includible in gross income, unless otherwise specified below.

i)    [ ] Participant Rollover Contributions from IRAs are not permitted.

ROLLOVERS DISREGARDED IN INVOLUNTARY CASH-OUTS

Rollover Contributions will be included in determining the value of account balances for involuntary distributions, unless otherwise specified below. (NOTE:
Can only select (a) if the Plan is not subject to the qualified joint and survivor annuity requirements of Code Sections 401(a)(11) and 417.)

a) [ ] Rollover Contributions are excluded in determining the value of the Participant's nonforfeitable balance for purposes of the Plan's involuntary cash-out rules for distributions made after December 31, 2001 with respect to Participants who separated from service after December 31, 2001.

REPEAL OF MULTIPLE USE TEST

The multiple use test described in Treasury Regulation section 1.401(m)-2 and the EXCESS AMOUNTS Section shall not apply for Plan Years beginning after December 31, 2001.

DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

EFFECTIVE DATE. This section shall apply for distributions due to severance from employment occurring after December 31, 2001 and distributions that are processed after December 31, 2001 regardless of when the severance from employment occurred.

NEW DISTRIBUTABLE EVENT - DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT. A Participant's Elective Deferral Contributions, Qualified Nonelective Contributions, if any, Qualified Matching

Contributions, if any, and earnings attributable to these Contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

The suspension period following a hardship distribution will be decreased. A Participant who receives a distribution of elective deferrals after December 31, 2001, on account of hardship shall be prohibited from making elective deferrals and participant contributions under this and all other plans of the Employer for six months after receipt of the distribution. A Participant who receives a distribution of elective deferrals in calendar year 2001 on account of hardship shall be prohibited from making elective deferrals and participant contributions under this and all other plans of the Employer for six months after receipt of the distribution or until January 1, 2002, if later.

MODIFICATION OF TOP-HEAVY RULES

EFFECTIVE DATE. This section shall apply for purposes of determining whether the Plan is a Top-heavy Plan for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code Section 416(c) for such years. This section amends the Top-heavy Plan Requirements Article of the Plan.

DETERMINATION OF TOP-HEAVY STATUS.

KEY EMPLOYEE means any Employee or former Employee (and the Beneficiaries of such Employee) who at any time during the determination period was:

a) an officer of the Employer if such individual's annual Compensation is more than $130,000 (as adjusted under Code Section 416(i)(1) for Plan Years beginning after December 31, 2002),

b)    a 5-percent owner of the Employer, or

c) a 1-percent owner of the Employer who has annual Compensation of more than $150,000.

The determination period is the Plan Year containing the Determination Date.

The determination of who is a Key Employee shall be made according to Code
Section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

DETERMINATION OF PRESENT VALUES AND AMOUNTS. This section shall apply for purposes of determining the present values of accrued benefits and the amounts of account balances of Employees as of the Determination Date.

DISTRIBUTIONS DURING YEAR ENDING ON THE DETERMINATION DATE. The present values of accrued benefits and the amounts of account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code
Section 416(g)(2) during the one-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting "five-year period" for "one-year period."

EMPLOYEES NOT PERFORMING SERVICES DURING YEAR ENDING ON THE DETERMINATION DATE. The accrued benefits and accounts of any individual who has not performed services for the Employer during the one-year period ending on the Determination Date shall not be taken into account.

MINIMUM BENEFITS.

MATCHING CONTRIBUTIONS. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code
Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

CONTRIBUTIONS UNDER OTHER PLANS. The Employer may provide in the Plan that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) and matching contributions with respect to which the requirements of Code Section 401(m)(11) are met).

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an Inactive Participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an Inactive Participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 29th day of September, 2004.

                                                For the Employer

                                                By /s/ Thomas E. Stanberry
                                                   -----------------------
                                                Chairman, President & CEO
                                                --------------------------
                                                           Title

        MODEL AMENDMENT TO COMPLY WITH THE 401(A)(9) FINAL AND TEMPORARY
                                   REGULATIONS

Plan Name WEST BANCORPORATION, INC. EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN

The Plan named above gives the Employer the right to amend it at any time. According to that right, the Plan is amended by adopting the model amendment set forth below.

The plan's existing minimum distribution provisions are superseded to the extent they are inconsistent with the provisions of this model amendment, but those provisions that are not inconsistent (such as the plan's definition of required beginning date) shall be retained. The plan's minimum distribution provisions are amended as follows:

ARTICLE VII. MINIMUM DISTRIBUTION REQUIREMENTS.

Section 1. General Rules

1.1. Effective Date. The provisions of this article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

1.2. Coordination with Minimum Distribution Requirements Previously in Effect. This amendment is not effective until calendar years beginning with the 2003 calendar year, therefore, no coordination is required.

1.3. Precedence. The requirements of this article will take precedence over any inconsistent provisions of the plan.

1.4. Requirements of Treasury Regulations Incorporated. All distributions required under this article will be determined and made in accordance with the Treasury regulations under section 401(a)(9) of the Internal Revenue Code.

1.5. TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this article, distributions may be made under a designation made before January 1, 1984, in accordance with section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the plan that relate to section 242(b)(2) of TEFRA.

Section 2. Time and Manner of Distribution.

2.1. Required Beginning Date. The participant's entire interest will be distributed, or begin to be distributed, to the participant no later than the participant's required beginning date.

2.2. Death of Participant Before Distributions Begin. If the participant dies before distributions begin, the participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

      (a) If the participant's surviving spouse is the participant's sole designated beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, or by December 31 of the calendar year in which the participant would have attained age 70 1/2 if later, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant's death.

      (b) If the participant's surviving spouse is not the participant's sole designated beneficiary, then distributions to the designated beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the participant died, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant's death.

      (c) If there is no designated beneficiary as of September 30 of the year following the year of the participant's death, the participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

      (d) If the participant's surviving spouse is the participant's sole designated beneficiary and the surviving spouse dies after the participant but before distributions to the surviving spouse begin, this section 2.2, other than section 2.2(a), will apply as if the surviving spouse were the participant.

      For purposes of this section 2.2 and section 4, unless section 2.2(d) applies, distributions are considered to begin on the participant's required beginning date. If section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the participant before the participant's required beginning date (or to the participant's surviving spouse before the date distributions are required to begin to the surviving spouse under section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

2.3. Forms of Distribution. Unless the participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with sections 3 and 4 of this article. If the participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of section 401(a)(9) of the Code and the Treasury regulations.

Section 3. Required Minimum Distributions During Participant's Lifetime.

3.1. Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the participant's lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

      (a) the quotient obtained by dividing the participant's account balance by the distribution period in the Uniform Lifetime Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's age as of the participant's birthday in the distribution calendar year; or

      (b) the participant's sole designated beneficiary for the distribution calendar year is the participant's spouse, the quotient obtained by dividing the participant's account balance by the number in the Joint and Last Survivor Table set forth in section 1.401(a)(9)-9 of the Treasury regulations, using the participant's and spouse's attained ages as of the participant's and spouse's birthdays in the distribution calendar year.

3.2. Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this section 3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the participant's date of death.

Section 4. Required Minimum Distributions After Participant's Death.

4.1.  Death On or After Date Distributions Begin.

      (a) Participant Survived by Designated Beneficiary. If the participant dies on or after the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the longer of the remaining life expectancy of the participant or the remaining life expectancy of the participant's designated beneficiary, determined as follows:

            (1) The participant's remaining life expectancy is calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

            (2) If the participant's surviving spouse is the participant's sole designated beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the participant's death using the surviving spouse's age as of the spouse's birthday in that year. For distribution calendar years after the year of the surviving spouse's death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

            (3) If the participant's surviving spouse is not the participant's sole designated beneficiary, the designated beneficiary's remaining life expectancy is calculated using the age of the beneficiary in the year following the year of the participant's death, reduced by one for each subsequent year.

      (b) No Designated Beneficiary. If the participant dies on or after the date distributions begin and there is no designated beneficiary as of September 30 of the year after the year of the participant's death, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the participant's remaining life expectancy calculated using the age of the participant in the year of death, reduced by one for each subsequent year.

4.2.  Death Before Date Distributions Begin.

      (a) Participant Survived by Designated Beneficiary. If the participant dies before the date distributions begin and there is a designated beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the participant's death is the quotient obtained by dividing the participant's account balance by the remaining life expectancy of the participant's designated beneficiary, determined as provided in section 4.1, except to the extent that an election is made to receive distributions in accordance with the 5-year rule. Under the 5-year rule, the participant's entire interest will be distributed to the designated beneficiary by December 31 of the calendar year containing the fifth anniversary of the participant's death.

      (b) No Designated Beneficiary. If the participant dies before the date distributions begin and there is no designated beneficiary as of September 30 of the year following the year of the participant's death, distribution of the participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the participant's death.

      (c) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the participant dies before the date distributions begin, the participant's surviving spouse is the participant's sole designated beneficiary, and the surviving spouse dies before the distributions are required to begin to the surviving spouse under section 2.2(a), this section 4.2 will apply as if the surviving spouse were the participant.

Section 5. Definitions.

5.1. Designated Beneficiary. The individual who is designated as the beneficiary under the BENEFICIARY SECTION of Article X of the plan and is the designated beneficiary under section 401(a)(9) of the Internal Revenue Code and section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

5.2. Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the participant's required beginning date. For distributions beginning after the participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin under section
      2.2. The required minimum distribution for the participant's first distribution calendar year will be made on or before the participant's required beginning date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution year in which the participant's required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

5.3. Life Expectancy. Life expectancy as computed by use of the Single Life Table in section 1.401(a)(9)-9 of the Treasury regulations.

5.4. Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

5.5.  Required Beginning Date. The date specified in the DEFINITIONS SECTION of
      Article VII of the plan.

Section 6. Election to Allow Participants or Beneficiaries to Elect 5-Year Rule.

      Participants or beneficiaries may elect on an individual basis whether the 5-year rule or the life expectancy rule in sections 2.2 and 4.2 of Article VII of the plan applies to distributions after the death of a participant who has a designated beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under section 2.2 of Article VII of the plan, or by September 30 of the calendar year which contains the fifth anniversary of the participant's (or, if applicable, surviving spouse's) death. If neither the participant nor beneficiary makes an election under this paragraph, distributions will be made in accordance with the life expectancy rule under sections 2.2 and 4.2 of Article VII of the plan.

Section 7. Election to Allow Designated Beneficiary Receiving Distributions Under 5-Year Rule to Elect Life Expectancy Distributions.

      A designated beneficiary who is receiving payments under the 5-year rule may make a new election to receive payments under the life expectancy rule until December 31, 2003, provided that all amounts that would have been required to be distributed under the life expectancy rule for all distribution calendar years before 2004 are distributed by the earlier of December 31, 2003 or the end of the 5-year period.

This amendment is made an integral part of the aforesaid Plan and is controlling over the terms of said Plan with respect to the particular items addressed expressly therein. All other provisions of the Plan remain unchanged and controlling.

Unless otherwise stated on any page of this amendment, eligibility for benefits and the amount of any benefits payable to or on behalf of an individual who is an inactive participant on the effective date(s) stated above, shall be determined according to the provisions of the aforesaid Plan as in effect on the day before he became an inactive participant.

Signing this amendment, the Employer, as plan sponsor, has made the decision to adopt this plan amendment. The Employer is acting in reliance on its own discretion and on the legal and tax advice of its own advisors, and not that of any member of the Principal Financial Group or any representative of a member company of the Principal Financial Group.

Signed this 29th day of September, 2004.


                                                  For the Employer,

                                                  By: /s/ Thomas E. Stanberry

                                                      Chairman, President & CEO
                                                      -------------------------
                                                             Business Title